Table of Contents

As filed with the Securities and Exchange Commission on August 5, 2020

Registration No: ___________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________________

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	7299	38-3713274
(State of jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation)	Classification Code Number)	Identification No.)

______________________________________

600 La Terraza Blvd.

Escondido, California 92025

(858) 283-1253

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

____________________________________

Brian Bonar

Chief Executive Officer
600 La Terraza Blvd.

Escondido, California 92025.
(858) 283-1253
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Copy To:

Fletcher A. Robbe

Fletcher Robbe International Attorneys At Law

18101 Von Karman Avenue, Suite 220,

Irvine, CA 92612

Tel. 562-818-3751

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [_]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum	Amount of
	to be	offering price	aggregate	registration
Title of each calss of securities to be registered	registered	per share(4)	offering price (4)	fee(4)
Newly issued Common stock to be registered as part of a Direct Offering (as herinafter defined)(1)	10,000,000	$0.08	$800,000	$103.84
Common Stock by certain Selling Security Holders stockholders (as herinafter defined)(2)	26,385,986	$0.08	$2,110,879	$273.99
Common stock issuable pursuant to the Company’s Employee Stock Purchase Plan (as herinafter defined)(3)	2,000,000	$0.08	$160,000	$20.77
Total Registration Fee	38,385,986	$0.08	$3,070,879	$398.60

(1)	Shares of our common stock on a best efforts basis to investors through Direct Offering as described in this prospectus.
(2)	Shares of our common stock are being offered for resale by the selling stockholders named in the prospectus.
(3)	Shares of common stock issuable pursuant to the Company’s Employee Stock Purchase Plan as described in this prospectus.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the equivalent high and low sales prices of shares of common stock on the Nasdaq Capital Market on July 30, 2020.

The registrant hereby reserves the right to amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 5, 2020

DALRADA FINANCIAL CORPORATION

Up to 38,385,986 shares of common stock

(1)	We are registering up to 10,000,000 shares, representing approximately: 14.6% of our outstanding common stock if all shares are sold, for sale to the public by us at a price range of $0.08 to $0.__ per share. This offering will terminate when all 10,000,000 shares are sold or one year from the date of effectiveness, unless we terminate it earlier;

	Sale Total Depending on Percentage of
	Direct Offering Securities Sold
	Per Share	100%	75%	50%	25%
Direct Offering Price	$0.08	$800,000	$600,000	$400,000	$200,000
Underwriting Discounts and Commissions	$–	$–	$–	$–	$–
Proceeds to Dalrada Financial Corporation	$0.08	$800,000	$600,000	$400,000	$200,000

(2)	Also included are 2,000,000 shares being registered pursuant to the Company’s Employee Stock Purchase Plan as identified in this prospectus on page 27 and Exhibit 10.1;

(3)	This prospectus also relates to the resale by selling stockholders identified in this prospectus on page 28 of 26,386,119 shares of our common stock which were issued by Dalrada Financial Corporation, (“we” or the “Company”) in previous private placement transactions. We will not receive any proceeds from the resale of these shares of common stock.

The Selling Stockholder may sell some or all of their Resale Shares from time to time in the principal market on which the stock is traded. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholder. The Resale Shares may be sold by the Selling Stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” beginning on page 29 of this prospectus.

We will bear all costs relating to the registration of the Resale Shares. All selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

Our common stock is quoted on the OTC Marketplace under the symbol “DFCO.” On July 30, 2020, the closing price of our common stock was $0.085.

Before purchasing any of the common stock covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “RISK FACTORS” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus. We have not authorized any person to provide you with any information about this offering, DALRADA FINANCIAL CORPORATION, or the shares offered hereby that is different from the information included in this Prospectus.

The date of this Prospectus is August 5, 2020

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TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities.

You should also read and consider the information in the documents to which we have referred you under the captions “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

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PART I

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors,” and our financial statements and their accompanying notes.

In this Prospectus, “DALRADA,” “we,” “our,” the “Company” or the “Registrant” refer to DALRADA FINANCIAL CORPORATION, unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending June 30. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.005 per share.

The summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 7, and the financial statements, before making an investment decision.

Company Overview

Dalrada Financial Corporation, (“Dalrada”), was incorporated in September 1982 under the laws of the State of California and reincorporated in May 1983 under the laws of the State of Delaware and reincorporated on May 5, 2020 under the laws of the state of Wyoming, trades under the symbol, OTC Pink: DFCO.

Dalrada, through its operating subsidiaries, Dalrada Health, Dalrada Precision, Dalrada International and Dalrada Technologies has set forth a company mandate focused and dedicated to identifying, addressing and solving real-world global problems by means of development and acquisition of companies and products producing innovation-focused and technologically centered solutions on a global scale. In doing so, Dalrada strives to deliver eco-sensitive next-generation science, engineering, and healthcare products and services. Dalrada intends to help those in the world less fortunate to have access to financially affordable alternative options for a better quality of life. The company and its subsidiaries feel they are positioned for stable long-term growth through intelligent acquisitions, product development, market research, sound business acumen, and established operational infrastructure.

Dalrada Health Products Corporation

Dalrada Health’s focus is on the business of identifying and solving global health issues. The company is focused on developing products and services that address the unmet needs of worldwide consumers due to accessibility, affordability, or availability. Our business operations are in San Diego, CA.  One of the products being produced by Dalrada Health using 3rd party manufacturers, is our Visual Inspection by Acetic Acid (VIA) basic kits, used to pre-screen for cervical cancer. The Chief Medical Officer of Dalrada Health Products is based in Bangalore, India, where we are conducting our clinical studies and gathering the required approvals to sell our products in India, and in parallel gathering requirements to market the product in other nations. The other product line developed by Dalrada Health is the GlanHealth suite of branded products to deliver safety programs for disinfection and sanitization of common harmful microorganisms. GlanHealth products are an alternative solution to alcohol based sanitizers with attributes that are non-corrosive, non-toxic, bleach and chlorine free, safe and effective.

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Dalrada Health Products Corporation – VIA Kits

Dalrada Health Products has developed a Visual Inspection with Acetic Acid (VIA) kit for early detection of cervical cancer in low-and-middle income countries. Drawing on 20+ years of obstetrics and-gynecology clinical and surgical experience, the VIA single use disposable basic kit comprises of all components for conducting VIA procedure by healthcare professionals. The contents are manufactured in FDA approved facilities, sterilized and standardized with the objective of providing reliable equipment and reagents for standardized process, preventing cross contamination and achieving consistent results. Proprietary staining methods yield enhanced resolution to enable image processing and patient diagnosis on hand-held mobile devices, with AI-based technology to proactively monitor and raise awareness about population health issues. Dalrada believes it has a competitive advantage with the VIA kit that provide immediate results, easy-of-use and accessibility, pain and discomfort free testing, and a low-cost solution. India will be the first target market, and the company is in the process of obtaining the required regulatory certifications and approvals, while conducting clinical studies in collaboration with select hospitals in India. Additional market opportunities will target the Middle East / Asia, Africa, South America, Indonesia, Malaysia, and North America. Currently Dalrada Health Products Corporation has developed the system and methodology for the cervical cancer screening product with patents pending in India and the United States as a comprehensive healthcare solution.

Dalrada Health Products Corporation – Acquisition of Shark Innovative Technologies Corp. (“Shark”)

On or about March 23, 2020 Dalrada Health Products Corporation acquired One Hundred percent (100%) of the ownership of Shark. Shark is a cleaning solutions provider using electrostatic machines to spray and deodorize residential spaces, healthcare facilities, hospitality, transportation, manufacturing, automotive, schools/education systems, and other facilities requiring cleaning services. Through the acquisition of Shark, Dalrada Health Products developed the GlanHealth Brand (dba of Dalrada Health Products Corporation) to distribute alcohol-free hand sanitizers, surface cleaners, laundry aides, antimicrobial solutions, electrostatic sprayers, face masks, gloves, kits, and delivery equipment such as dispensers, stands, and ease of use packaging for the end consumer. GlanHealth leverages an extensive supply chain of producers, resellers, distributors, vendors, and formulators for the development, sale, and marketing of its products and services.

Dalrada Precision Corporation

Dalrada Precision is focused on the acquisition of companies and development of products that allow for design, engineering, manufacturing, and distribution on a global scale. Dalrada Precision helps realize ideas from concept and delivery to after sales service, offering unique and specific solutions. At all levels and all verticals of its operations, Dalrada Precision’s mandate is the development of products that lessen the burden on engineering design, manufacturing processes, regulatory demands, cost, and distribution.

Dalrada Precision Corporation – Acquisition of Likido Ltd. (HQ)

On December 6, 2019, Dalrada, via its wholly owned subsidiary, Dalrada Precision, acquired, by stock exchange agreement, one hundred percent of Likido Ltd. (HQ), a United Kingdom engineering-design company based in Edinburgh, Scotland. Likido is an international technology company, developing advanced solutions for the harvesting and recycling of energy. Using its novel, heat pump systems (patent pending) and use of supercritical CO2, Likido is working to revolutionize the renewable energy sector with the provision of innovative modular process technologies to maximize the capture and reuse of thermal energy for integrated heating and cooling applications. With uses across industrial, commercial and residential sectors, Likido provides cost savings and the minimized carbon emissions across global supply chains. Likido's technologies enable the effective recovery and recycling of process energy, mitigating against climate change and enhancing quality of life through the provision of low-carbon heating and cooling systems.

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Dalrada Technologies

Dalrada Technologies was formed for the purpose of acquiring and investing in various global technology related initiatives. Dalrada Technologies is focused on the creation, development, and acquisition of innovative and intelligent technologies, including platform services, software engineering services, technology consulting, and AI based solutions.

Dalrada Technologies - Prakat Solutions Inc.

On January 9, 2020 Dalrada Financial Corporation acquired seventy-two percent (72%) of the issued and outstanding common shares of Prakat Solutions, Inc. is a Texas corporation, by stock purchase agreement (“Prakat Texas”). Prakat Texas has a wholly owned subsidiary, Prakat Solutions Private Limited, a corporation formed in India with a ten (10) year operating history, (“Prakat India”). Prakat India provides global customers with software and technology solutions specializing in Test Engineering, Accessibility Engineering, Product Engineering and Application Modernization. The Prakat India team provides end to end Product Engineering services across various domains, including – Banking & Financial Services, Telecom, Retail, Healthcare, Manufacturing, Legal and IT Infrastructure. Prakat India is an ISO 9001 Certified Company.

THE OFFERING

Common stock offered by Dalrada Financial Corporation	We registering to sell to new investors up to 10,000,000 shares of our common stock, at $0.08 per share.

Common stock offered by selling stockholders	We are registering 27,882,360 shares of our common stock for sale by 34 selling stockholders (see list of selling stockholders).

Common Stock for Employee Stock Purchase Plan	We are registering 2,000,000 shares of our common stock for the Company’s Employee Stock Purchase Plan.

Offering Period	The shares are being offered for a period not to exceed one year from the effective date of this Prospectus

Number of Common Stock Issued and Outstanding Before Offering	68,464,742 shares of common stock as of July 30, 2020

Number of Common Stock to be Issued and Outstanding After Offering	78,464,742 shares of common stock will be issued and outstanding if we sell all of the shares we are offering.

Net Proceeds to Our Company

If we are successful in selling all 10,000,000 shares of our common stock being offered by Dalrada Financial Corporation, we will receive gross proceeds, before offering expenses, of approximately

$800,000.

Use of Proceeds	We intend to use the gross proceeds to us for operating capital, sales & marketing, acquisition of raw materials and product components.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” section.

Trading Markets and Ticker Symbols	Our common stock is quoted on the OTC Pink marketplace operated by OTC Markets Group, Inc. under the symbol "DFCO."

Our Officers and Directors do not intend to purchase any shares in this offering.

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SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of the Company’s financial information as provided in its quarterly and year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Statement of Operations Data:
	Nine Months Ended		Years Ended
	March 31,		June 30,
	2020	2019	2019	2018
Revenues	$400,807	$34,407	$72,155	$–
Gross Profit	200,801	24,452	(2,841)	–
Operating costs and expenses
Selling, general and administrative	1,688,792	352,092	721,847	91,983
Research and development	449,809	–	50,050	–
Terminated acquisition expenses	169,904	167,220	–	–
Total operating expenses	2,308,505	519,312	771,897	91,983
Loss from operations	(2,107,704)	(494,860)	(774,738)	(91,983)
Other income (expenses)
Interest expense	(653,078)	(212,485)	(853,175)	(945,238)
Expenses incurred on proposed acquisition	–	–	(270,577)	–
Gain on expiration of accrued tax liability	1,276,837	2,264,339	2,264,340	–
Gain (loss) on foreign exchange	12,171	–	–	–
Net income (loss)	$(1,471,774)	1,556,994	$365,850	(1,037,221)
Net loss per share - basic	$(0.03)	0.03	$0.01	(0.02)
Net loss per share - diluted	$(0.03)	0.02	$0.00	(0.02)
Weighted average shares outstanding-basic	55,897,598	47,281,128	47,429,073	47,281,128
Weighted average shares outstanding-diluted	55,897,598	96,678,938	102,576,132	47,281,128

Balance Sheet Data:
	March 31,	June 30,	June 30,
	2020	2019	2018
Cash	$104,093	$963	$5,486
Total Current Assets	931,162	47,690	5,486
Total Assets	1,450,544	53,190	5,486
Total Liabilities	15,790,747	13,688,834	14,045,564
Stockholders' Deficit	(14,340,203)	(13,635,644)	(14,040,078)
Total liabilities and stockholders' deficit	$1,450,544	$53,190	$5,486

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the risks disclosed below occur, our business operating results and financial condition could be seriously harmed.

The novel coronavirus (COVID-19) pandemic may have an expected effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures (including certain of our third-party VRCs), work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty.

In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

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RISKS RELATED TO OUR BUSINESS

Any investment in our securities involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Prospectus, before you decide to buy our common stock. We face risks in establishing our global business platform to generate revenue and compete with our competitors. The following risks are material risks that we face. If any of the events or developments discussed below occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed. In such an event, the fair value of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our operations. Our primary risk factors and other considerations include:

Risks Relating to our Business

Our ability to generate revenue to support our operations is uncertain, we have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by smaller reporting companies beginning operations.

We are in the early stage of our business and have a limited history of generating revenues. We have a limited operating history upon which you can evaluate our potential for future success, and we are subject to the additional risks affecting early-stage businesses. Rather than relying on historical information, financial or otherwise, to evaluate our Company, you should evaluate our Company in light of your assessment of the growth potential of our business and the expenses, delays, uncertainties, and complications typically encountered by smaller reporting companies businesses, many of which will be beyond our control. Smaller reporting company businesses in rapidly evolving markets commonly face risks, such as the following:

●	uncertain revenue generation;

●	operational difficulties;

●	lack of sufficient capital;

●	competition from more advanced enterprises; and

●	unanticipated problems, delays, and expenses relating to the development and implementation of business plans.

We are not currently profitable and may not ever become profitable.

We have generated minimal revenues to date and have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business. We are a small reporting company with no operating history and we face a high risk of business failure which could result in the loss of your investment.

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Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much working capital at present, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our revenue and profitability will be adversely affected due to the severe competition.

We face strong competition from similar businesses globally. Many of our competitors have stronger capitalization than we do, have strong existing customer relationships and more extensive sales and marketing capabilities. Our competitors may also offer competitive products at reduced prices in order to improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, require us to lower our prices in order to remain competitive, and reduce our revenue and profitability, any of which could have a material adverse effect on our operating results and financial condition. Many actual and potential competitors we believe are part of much larger companies with substantially greater financial, marketing and other resources than the Company, and there can be no assurance that the Company will be able to compete effectively against any of its future competitors which could result in a loss of part or all of your investment in the Company.

We may need to raise additional financing to support our operations, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

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We may acquire other businesses, form alliances, or dispose of or spin-off businesses, which could cause us to incur significant expenses and could negatively affect profitability.

We may pursue acquisitions, and strategic alliances, or dispose of or spin-off some of our businesses, as part of our business strategy. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. If we are successful in making an acquisition, the products and technologies that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities. We could also experience negative effects on our reported results of operations from acquisition or disposition-related charges, amortization of expenses related to intangibles and charges for impairment of long-term assets. There can be no assurance that any future acquisitions, dispositions, or spin-off business would be successful, and any failed efforts by the Company to pursue any of the aforementioned could result in a negative adverse effect on the Company which could lead to a loss of part or all of your investment in the Company.

The success of our business will depend on our ability to effectively develop and implement strategic business initiatives.

We plan to implement various strategic business initiatives after the completion of the offering. In connection with the development and implementation of these initiatives, we will incur additional expenses and capital expenditures to implement the initiatives. The development and implementation of these initiatives also requires management to divert a portion of its time away from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives prove to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected. There can be no assurances that we will be able to implement any of our planned strategic business initiatives, and our business would be adversely affected potentially leading to the loss of part or all of your investment in the Company.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

●	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;

●	changes in the rate of inflation, interest rates

●	changes in the creditworthiness of counterparties that we transact business with;

●	changes in business, economic, and political conditions, including: war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;

●	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;

●	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;

●	changes in credit markets impacting our ability to obtain financing for our business operations; or

●	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

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The factors described above can have material effects on the Company’s financial condition and profitability, and fluctuations in these factors can lead to an adverse effect on the Company and may result in the loss of part or all of your investment in the Company.

Adverse developments in the global economy restricting the credit markets may materially and negatively impact our business.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. If we are unable to obtain credit or access capital markets, our business could be negatively impacted.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the number of funds realized and the claims to be satisfied there from.

Risks Related to our Operation as a Public Company

If we become a public reporting company, we are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. We will be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). We are a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities. We will strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

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As a public company, we have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives. The costs of being a public company could result in us being unable to continue as a going concern.

To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage, and train management level and other employees to comply with on-going public company requirements. Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, imposes various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Further, as a public company, we have to comply with numerous financial reporting and legal requirements, including those pertaining to audits, quarterly reporting and internal controls. Such costs are substantial, and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs through the normal course of business which would result in our being unable to continue as a going concern.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision. If we cannot provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly and result in a loss of some or all of your investment.

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Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

The Company is conducting this Offering by the efforts of our officers and directors without the benefit of an underwriter who would have assisted to confirm the accuracy of the disclosure in our prospectus and without the benefit of an underwriter the Company may not be able to sell all or any of the shares offered herein.

The Company is responsible for the accuracy of the disclosure in this prospectus. The Company is conducting a self-underwritten offering on a “best efforts” basis, which means no underwriter has been engaged in any due diligence activities to assist to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price. The Common Stock are being offered on our behalf on a best-effort basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby. The sale of only a small number of shares increases the likelihood of no market ever developing for our shares.

The offering price of our Common Stock has been determined arbitrarily.

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. The price of our Common Stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the Common Stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered, and investors may, therefore, lose a portion or all of their investment.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of shareowners would be lost. We cannot make any assurances that even if all of the shares are purchased, we could have the same result. We cannot assure you that there will be a market in the future for our Common Stock, which may have a negative effect on the market price of our Common Stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from pursuant to this Offering.

Future issuances of our Common Stock could dilute current stockholders or adversely affect the market.

Future issuances of our Common Stock could be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

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We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer:

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by salespersons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (but may not to offer one to us since we are a shell company and may still be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

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Terms of subsequent financings may adversely impact your investment.

We may have to raise equity, debt financing in the future. Your rights and the value of your investment in our Common Stock could be reduced. For example, if we issue secured debt securities, the holders of the debt would have a claim against our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 10,000,000 Direct Offering shares of our common stock, which represents approximately 14.6% of our current issued and outstanding shares of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this Offering, and otherwise, the supply of our common stock will increase, which could decrease its price. In addition, some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (which we plan to do). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

We are classified as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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Investing in our Company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

We are currently on the OTC Market Group LLC’s as a Pink-Current. We are considering filing with the OTC, after this registration becomes effective, to be listed on the OTCQB Marketplace (“OTCQB”). This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on OTCQB. We may consider pursuing a listing on OTCQB after this registration becomes effective and we have completed our offering. If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

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The market price of our common stock may be volatile following this offering, and our stock price may fall below the initial public offering price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

●	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;

●	changes in general economic or business conditions, both domestically and internationally;

●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;

●	the number of securities analysts covering us;

●

publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

●	changes in market valuations or earnings of companies that investors deemed comparable to us;

●	the average daily trading volume of our common stock;

●	future issuances of our common stock or other securities;

●	additions or departures of key personnel;

●	perceptions in the marketplace regarding our competitors and/or us;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and

●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

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We may receive no proceeds or very minimal proceeds from the offering.

Since there is no minimum amount of shares that must be sold by the company, we may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

●	Has not received enough proceeds from the offering to begin operations; and

●	Has no market for its shares.

Risk Related to Doing Business in Scotland and India

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in India, Scotland, Malaysia and other countries, which may experience corruption. Our proposed activities in these countries create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We face the risk that changes in the policies of the Scottish and Indian governments could have a significant impact upon the business we may be able to conduct in these countries and the profitability of such business.

Governmental policies of the Scotland and India governments can have significant effects on the economic conditions of doing business in these countries. Given historic governmental and business practices of these countries, we believe that they will each continue to strengthen their economic and trading relationships with foreign countries and business development in these countries will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the Indian, Scottish or Malaysian governments could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the governments of these countries have historically been pursuing economic reform policies for decades, we cannot assure you that the governments of these countries will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the political, economic and social environment of all or some of these countries.

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The laws and regulations of Scotland and India governing our current business operations are sometimes vague and uncertain. Any changes in such laws and regulations may have a material adverse effect on our business.

There are uncertainties regarding the interpretation and application of Scottish and Indian laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers and third party vendors in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We are required to comply with Scottish and Indian regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new Scottish and/or Indian laws or regulations may have on our operations, financial condition, and business prospects.

A slowdown or other adverse developments in the economies of Scotland and/or India or other major economies all over the world may have a material adverse effect on our customers’ demand for our services and our business.

Our initial anticipated revenues will be generated in Scotland and India where all of our current business operations are conducted. Although the economies of Scotland and India have been stable and shown growth for a number of years, we cannot assure you that such growth and stability will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in Scotland and/or India or other major economies all over the world may materially reduce the demand for our products and services, which could have a material adverse effect on our business.

 Because a number of our principal assets are located outside of the United States and many of the management, officers and directors of our foreign operating assets reside outside of the United States, it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and directors or to enforce a judgment of a United States court against us or our officers and directors in Scotland or India. .

The majority of the management, directors and officers of our principal assets outside the United States reside outside the United States. In addition, currently a substantial percentage of our assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. Scotland or India and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in Scotland and India courts may be difficult, time consuming and expensive.

Adverse changes in economic and political policies of the Scottish or India governments, and those of our global product markets, could have a material adverse effect on the overall economic growth in Scotland or India, which could adversely affect our business.

Currently, all of our business operations are conducted in Scotland and India with access to global markets. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in Scotland, India and the global markets for our products.

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Failure to comply with the U.S. Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply with the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in foreign governments related to our global markets. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our ordinary shares could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

We do not have liability business interruption, litigation or natural disaster insurance.

Due to the prohibitive cost, we do not have any business liability, disruption insurance coverage for our international operations in Scotland or India. Any potential liability, business interruption, litigation or natural disaster may result in our business incurring substantial costs and the diversion of resources.

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We have filed for various trademark and patent protection of our brands and products, but our applications have not yet been approved. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us. Our current and any future trademark and patent applications may not be approved.

In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights.

Although we have taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. Any of these events could have an adverse effect on our business and financial results.

If our officers and directors of our international assets leave the company prior to securing replacements, we will be left without management and our business operations would cease.

We depend on the services of Our Internationally based Officers and Directors, and our success depends on the decisions made by Our International Officers and Directors. The loss of the services of our international Officers and Directors could have an adverse effect on our business, financial condition and results of operations. Even though we have employment agreements with the majority of Our International Officers and Directors, there is no assurance that Our International Officers and Directors will not leave the company or compete against us in the future. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Our International Officers and Directors could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

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The lack of public company experience of our international officers and directors could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our International Officers and Directors have had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Our International Officers and Directors may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

Risks relating to our common stock

We are selling shares in this offering without an underwriter and may be unable to sell all of the shares; we may have to seek alternative financing to implement our business plans.

This offering is self-underwritten, that is, we are not engaging the services of an underwriter to sell the shares. We intend to sell them through our Officers and Directors, who will receive no commissions. We will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that we will be able to sell any/all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources. There is no provision to refund all or portion of the funds to our existing shareholders raised by selling company shares.

The proceeds of our offering will be held in a standard corporate checking account (rather than an escrow account) until the offering closes, it is possible that creditors of the company could attach these funds.

Our management will have sole control over the withdrawal of funds. We have not made arrangements to place the funds in an escrow account with a third-party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process.

Risk of losing investment.

We are currently traded on the OTC Common-Pink. If our securities are not eligible for continued quotation on the OTCMarkets.com, or a public trading market does grow and develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Purchasing penny stock limits investor’s ability to re-sell.

The shares offered by this Prospectus constitute “penny stock” under the Exchange Act. The shares will remain “penny stock” for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

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FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, restricting the states where you can resell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of her investment.

In trading on the OTC Common-Pink, the price of our common stock may be volatile; you may not be able to sell your shares at or above the acquisition price.

Even though we are traded on the OTC Common-Pink, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

* variations in quarterly operating results;

* our announcements of significant progress and achievement of milestones;

* our relationships with other companies or capital commitments;

* additions or departures of key personnel;

* sales of common stock or termination of stock transfer restrictions;

* changes in financial estimates by securities analysts, if any; and

* fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

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Since we do not intend to pay any dividends on our common shares, stockholders should rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

We plan to raise additional capital in order to expand our business. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 1,000,000,000 shares of common stock, of which 68,464,742 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority over issuing additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

We may be exposed to potential risks resulting from requirements under section 404 of the Sarbanes Oxley act of 2002.

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The offering price has been arbitrarily set by company; you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the we have only a limited current operating history and the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

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CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may”, “will”, “should”, “plans”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section, and the section entitled “Description of Our Business”, as well as those discussed elsewhere in this Prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements are relevant as of the date of this Prospectus. We believe that the expectations reflected in the forward-looking statements are reasonable; however, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be up to approximately $800,000, after deducting all estimated offering expenses payable by us.

We intend to use net proceeds from this offering for working capital and general corporate purposes, which may include research and development of products and services in our subsidiaries as well as regulatory submissions, expansion of our sales and marketing organizations and efforts, intellectual property protection and enforcement and capital expenditures. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. We may use a portion of the net proceeds to acquire complementary products, technologies or businesses or to repay principal on our debt; however, we currently have no agreements or commitments to complete any such transactions or to make any such principal repayments and are not involved in negotiations to do so. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

DETERMINATION OF OFFERING PRICE

Our shares of Common Stock are currently listed on the OTC Markets Pink under the symbol “DFCO”. The proposed offering price of the Shares is $0.08 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the average of the high and low prices of the shares of our Common Stock as reported on the OTC Markets Group, Inc. on July 30, 2020.

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PENNY STOCK REGULATION

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of Directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

MARKET FOR OUR COMMON STOCK

Market Information

Our shares of common stock are listed on the OTC Markets Pink Sheets under the symbol DFCO. Set forth below are high and low bid prices for our common stock for each quarterly period in the two most recent fiscal years. Such quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions in the common stock.

	Quarter	High	Low
FISCAL QUARTER ENDING March 31, 2020	First	$0.0439	$0.0170
	Second	$0.0625	0.0200
	Third	$0.0600	0.0282

	Quarter	High	Low
FISCAL YEAR ENDING June 30, 2019	First	$0.0135	$0.0135
	Second	$0.0180	$0.0101
	Third	$0.0305	$0.0303
	Fourth	$0.0340	$0.0340

	Quarter	High	Low
FISCAL YEAR ENDED June 30, 2018	First	$0.0012	$0.0012
	Second	$0.0008	$0.0008
	Third	$0.0200	$0.0155
	Fourth	$0.0235	$0.0211

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Number of Holders

As of July 30, 2020, there were 68,464,742 issued and outstanding shares of common stock were held by a total of 552 shareholders of record.

Our common stock is considered to be penny stock under rules promulgated by the Securities and Exchange Commission (the “SEC”). Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

Availability of Rule 144

Rule 144 is not available for the resale of securities issued by companies that are, or previously were, shell companies, such as our company. Paragraph (i) of Rule 144 prohibits the use of the rule for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company, except where the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

In 2020, the Company’s Board of Directors approved the Corporations 2020 Non-Qualified Employee Stock Purchase Plan (the “Stock Purchase Plan”)) with the purpose is to enhance employee interest in the success and progress of Dalrada Financial Corporation (the “Company”) by encouraging employee ownership of Common Stock, $.005 par value (“Common Stock”), of the Company. The Stock Purchase Plan provides the opportunity to purchase the Company Common Stock at the market price through payroll deductions or lump-sum cash investments.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2020, we had a net tangible book value of approximately $(14,595,471) or $(0.21) per share of common stock, based upon 68,464,742 shares of common stock outstanding as the date of this document. Net tangible book value per share represents the amount of our total assets reduced by the amount of our total intangible assets and our total liabilities and divided by the total number of shares of common stock outstanding.

The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering shares Sold	100%	75%	50%	25%
Offering price per share	$0.08	$0.08	$0.08	$0.08
Net tangible book value per share before offering	(0.21)	(0.21)	(0.21)	(0.21)
Increase per share attributable to investors	0.01	0.01	0.01	0.00
Pro forma net tangible book value per share after offering	(0.20)	(0.20)	(0.20)	(0.21)

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SELLING STOCKHOLDERS

The Selling Stockholders may offer from time to time up to an aggregate of 26,386,119 shares of our Common Stock. The percentages below are calculated based on 68,464,742 shares of our common stock issued and outstanding as of July 30, 2020 and an additional 10,000,000 shares of common stock being issued as part of the Direct Offering representing a total share count used below of 78,464,742.

Name of Selling Shareholder	Number of Shares Owned By Selling Security Holder	Shares Offered by Selling Shareholder	Number of Shares Held After the Offering	Percentage of Total Issued and Outstanding After the Offering
Edward Small & Paula C Small JTTEN	500	500	500	0.001%
Paul Liepa	515	515	515	0.001%
Arnold Brownell	1000	1000	1000	0.001%
Charles F. Dorer	1102	1102	1102	0.001%
Gary Fong	1,250	1,250	1,250	0.002%
Anne F. Walter	1,500	1,500	1,500	0.002%
Saysko Torihara	2,188	2,155	2,155	0.003%
Karim Alami	2,500	2,500	2,500	0.003%
Kiichiro Ogawa	2,500	2,500	2,500	0.003%
Steven Reed	1,500	1,500	1,500	0.002%
Leonard D. Franks	5,000	5,000	5,000	0.006%
Deborah A. McNeil	5,000	5,000	5,000	0.006%
Hal Kirsch	6,350	6,250	6,250	0.008%
Richard H Green & Roberta H Green Jt TEN	6,600	6,600	6,600	0.008%
Eun Hee Chung	25,000	25,000	25,000	0.032%
Grushko & Mittman, P.C.(1)	25,000	25,000	25,000	0.032%
Naccarato & Associates(2)	25,000	25,000	25,000	0.032%
SC Kim	40,000	40,000	40,000	0.051%
John Capezzuto	50,000	50,000	50,000	0.064%
Vijayendra Anil Kumar	281,832	281,832	281,832	0.359%
Rajnigh Kumar Thaurk	292,884	292,884	292,884	0.373%
Spihart K. Reddy	329,478	329,478	329,478	0.420%
Srikant Krish	552,612	552,612	552,612	0.704%
Abhik Biswas	712,759	712,759	712,759	0.908%
Sandra J. DiCicco	4,965,614	4,965,614	4,965,614	6.328%
Anuradha Bishwa	1,430,435	1,430,435	1,430,435	1.823%
The Fawad and Michelle Nisar Living Trust Dated January 6, 2020	3,000,000	3,000,000	3,000,000	3.823%
Brian Bonar	5,000,000	5,000,000	5,000,000	6.372%
Stuart Cox C/O Likido Limited	6,118,000	6,118,000	6,118,000	7.797%
Owen Naccarato	500,000	500,000	500,000	0.637%
Silvers Revocable Trust(3)	3,000,000	3,000,000	3,000,000	3.823%
Total	26,386,119	26,385,986	26,385,986	33.628%

Notes to Selling Shareholders:

(1)	Grushko & Mittman, P.C., is controlled by Barbara Mittman
(2)	Naccarato & Associates, is controlled by Owen Naccarato
(3)	Silver Revocable Trust, is controlled by Gregg Silvers

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PLAN OF DISTRIBUTION

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Officers and Directors will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to him for any Shares they sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our Officers and Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Our Officers and Directors satisfy the requirements of Rule 3a4-1, because they:

(a) are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

(b) will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities neither he will be compensated in any other forms with the proceeds of this offering; and

(c) are not, nor will they be at the time of his participation in the offering, an associated person of a broker-dealer; and

(d) meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) each is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will not utilize the internet to advertise our offering. Our Officers and Directors will distribute the Prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Our Officers and Directors do not intend to purchase any shares in this offering.

As represented to us by the Selling Shareholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers.

SECTION 15(G) OF THE EXCHANGE ACT

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

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Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

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TERMS OF THE OFFERING

There is no minimum offering of the DALRADA shares; investors will not receive a return of their investment if all shares are not sold.

The offering of the 10,000,000 shares is a “best efforts” offering, which means that our Officers and Directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a too be determined fixed price per share for the duration of the offering. Proceeds from the sale of the shares will be used to fund our business development. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The Selling Shareholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares of their common stock.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our Officers and Directors will be solely responsible for selling shares under this offering for the Company and no commission will be paid on any sales. The Selling Shareholders will be responsible for selling their own shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES

CAPITAL STOCK

Our authorized capital stock consists of 1,000,000,000 shares of common stock par value of $0.005 and 100,000 shares of preferred stock with a par value of $0.01 per share.

The following description of our capital stock and provisions of our Articles of Incorporation, bylaws and Wyoming corporations’ law are summaries and are qualified in their entirety by reference to our Articles of Incorporation and our bylaws. We have filed copies of these documents with the SEC as exhibits to the Registration Statement of which this prospectus forms a part. Pursuant to our Articles of Incorporation, as amended, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value of $0.005 per share (which we refer to as our common stock), and 100,000 shares of preferred stock, par value $0.01 per share, to be designated from time to time by our Board of Directors.

Common Stock

We are authorized to issue up to 1,000,000,000 shares of common stock, par value $0.005 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

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The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. Our Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

As of July 30, 2020, there were 68,464,742 shares of our common stock outstanding.

Preferred Stock

We are authorized to issue up to 100,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

As of March 31, 2020, there were 5,000 shares of our preferred stock outstanding. Please see the following preferences, powers, designations and other special rights;

1. Voting.

Each share of Series F Super Preferred Stock shall entitle the holder to equal to the greater of (i) One Hundred Thousand (100,000) votes for each share of Series F Super Preferred Stock or (ii) the number of votes equal to the number of all outstanding shares of Common Stock, plus one additional vote such that the holders of Series F Super Preferred Stock shall always constitute a majority of the voting rights of the Corporation.  In any vote or action of the holders of the Series F Super Preferred Stock voting together as a separate class required by law, each share of issued and outstanding Series F Super Preferred Stock shall entitle the holder thereof to one vote per share. The holders of Series F Super Preferred Stock shall vote together with the shares of Common Stock as one class.

2. Dividends.

The holders of Series F Super Voting Preferred Stock of the Corporation shall not be entitled to receive dividends paid on the Corporation’s Common Stock.

3. No Liquidation Preference.

Upon liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series F Super Voting Preferred Stock then outstanding shall not be entitled to receive out of the assets of the Corporation, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to the Common Stockholders.

4. No Conversion.

The shares of Series F Super Voting Preferred Stock will not be convertible into the shares of the Corporation’s Common Stock.

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5. Vote to Change the Terms of or Issuance of Series F Super Voting Preferred Stock.

The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than fifty-one (51%) of the then outstanding shares of Series F Super Voting Preferred Stock shall be required for (i) any change to the Corporation’s Articles of Incorporation that would amend, alter, change or repeal any of the voting powers, preferences, limitations or relative rights of the Series F Super Voting Preferred Stock, or (ii) any issuance of additional shares of Series F Super Voting Preferred Stock.

6. Notices.  In case at any time:

(a) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(b) there shall be any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other transaction in each case, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, referred to herein as an “Organic Change”; then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series F Super Voting Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

7. Record Owner.

The Corporation may deem the person in whose name shares of Series F Super Voting Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series F Super Voting Preferred Stock for all purposes, and the Corporation shall not be affected by any notice to the contrary.  All such payments and such conversion shall be valid and effective to satisfy and discharge the liabilities arising under this Certificate of Designations to the extent of the sum or sums so paid or the conversion so made.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

TRANSFER AGENT

Amy Merrill

Standard Registrar and Transfer Company

440 East 400 South, Suite 200

Salt Lake City, UT   84111

Phone: 801-571-8844 or 801-596-2150

www.standardtransferco.com

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SHARES ELIGIBLE FOR FUTURE RESALE

GENERAL

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of July 30, 2020, we will have outstanding an aggregate of 78,464,742 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this Prospectus forms a part, the 38,385,986 common shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 40,078,756 restricted shares of common stock to be outstanding may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or Regulation S under the Securities Act, if available, or otherwise.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000 directly or indirectly, in the Company or any of its parents or subsidiaries nor was any such person connected with DALRADA HEALTH & WELLNESS CORPORATION or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

EXPERTS

The financial statements of the Company as of and for the years ended June 30, 2019 and 2018 appearing in this Prospectus and the Registration Statement of which it is a part, have been audited by independent registered public accounting firm, dbbmckennon, as set forth in their report dated January 30, 2020, which contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern appearing elsewhere herein.

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LEGAL MATTERS

RULE 144 SHARES

Currently, none of our securities may be resold pursuant to Rule 144.

The securities sold in this offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this Prospectus, but without an offering of securities.

Fletcher A. Robbe, Managing Partner, of Fletcher Robbe International Attorneys At Law, 9465 Wilshire Blvd. Suite 300, Beverly Hills CA 90210, frobbe@frobbeintl.com has opined on the validity of the shares of common stock being offered hereby.

Instruction 1 to Item 509 of Regulation S-K requires disclosing whether the interest of any expert or counsel named in the Prospectus exceeds $50,000. The interest of any expert or counsel named in the Prospectus does not exceed $50,000 according to Instruction 1 Item 509 of Regulation S-K.

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DESCRIPTION OF OUR BUSINESS

Company Overview

Dalrada Financial Corporation, (“Dalrada”), was incorporated in September 1982 under the laws of the State of California and reincorporated in May 1983 under the laws of the State of Delaware and reincorporated on May 5, 2020 under the laws of the state of Wyoming, trades under the symbol, OTC Pink: DFCO. Dalrada has four wholly owned operating subsidiaries, Dalrada Health Products, Corporation, a California company formed in October 2018, (“Dalrada Health”), Dalrada Precision, Corporation, a California company, formed in June 2018 (“Dalrada Precision”), Dalrada International LLC, formed June 3, 2019, (“Dalrada International”) and Dalrada Technologies, LLC, formed January 10, 2020, (“Dalrada Technologies”) a wholly owned subsidiary of Dalrada International.

Dalrada, through its operating subsidiaries, Dalrada Health, Dalrada Precision, Dalrada International and Dalrada Technologies has set forth a company mandate focused and dedicated to identifying, addressing and solving real-world global problems by means of development and acquisition of companies and products producing innovation-focused and technologically centered solutions on a global scale. In doing so, Dalrada strives to deliver eco-sensitive next-generation science, engineering, and healthcare products and services. Dalrada intends to help those in the world less fortunate to have access to financially affordable alternative options for a better quality of life. The company and its subsidiaries feel they are positioned for stable long-term growth through intelligent acquisitions, product development, market research, sound business acumen, and established operational infrastructure.

Dalrada Health Products Corporation

Dalrada Health’s focus is on the business of identifying and solving global health issues. The company is focused on developing products and services that address the unmet needs of worldwide consumers due to accessibility, affordability, or availability. Our business operations are in San Diego, CA.  One of the products being produced by Dalrada Health using 3rd party manufacturers, is our Visual Inspection by Acetic Acid (VIA) basic kits, used to pre-screen for cervical cancer. The Chief Medical Officer of Dalrada Health Products is based in Bangalore, India, where we are conducting our clinical studies and gathering the required approvals to sell our products in India, and in parallel gathering requirements to market the product in other nations. The other product line developed by Dalrada Health is the GlanHealth suite of branded products to deliver safety programs for disinfection and sanitization of common harmful microorganisms. GlanHealth products are an alternative solution to alcohol based sanitizers with attributes that are non-corrosive, non-toxic, bleach and chlorine free, safe and effective.

Dalrada Health Products Corporation – VIA Kits

Dalrada Health Products has developed a Visual Inspection with Acetic Acid (VIA) kit for early detection of cervical cancer in low-and-middle income countries. Drawing on 20+ years of obstetrics and-gynecology clinical and surgical experience, the VIA single use disposable basic kit comprises of all components for conducting VIA procedure by healthcare professionals. The contents are manufactured in FDA approved facilities, sterilized and standardized with the objective of providing reliable equipment and reagents for standardized process, preventing cross contamination and achieving consistent results. Proprietary staining methods yield enhanced resolution to enable image processing and patient diagnosis on hand-held mobile devices, with AI-based technology to proactively monitor and raise awareness about population health issues. Dalrada believes it has a competitive advantage with the VIA kit that provide immediate results, easy-of-use and accessibility, pain and discomfort free testing, and a low-cost solution. India will be the first target market, and the company is in the process of obtaining the required regulatory certifications and approvals, while conducting clinical studies in collaboration with select hospitals in India. Additional market opportunities will target the Middle East / Asia, Africa, South America, Indonesia, Malaysia, and North America. Currently Dalrada Health Products corporation has developed the system and methodology for the cervical cancer screening product with patents pending in India and the United States as a comprehensive healthcare solution.

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Dalrada Health Products Corporation – Acquisition of Shark Innovative Technologies Corp. (“Shark”)

On or about March 23, 2020 Dalrada Health Products Corporation acquired One Hundred percent (100%) of the ownership of Shark. Shark is a cleaning solutions provider using electrostatic machines to spray and deodorize residential spaces, healthcare facilities, hospitality, transportation, manufacturing, automotive, schools/education systems, and other facilities requiring cleaning services. Through the acquisition of Shark, Dalrada Health Products developed the GlanHealth Brand (dba of Dalrada Health Products Corporation) to distribute alcohol-free hand sanitizers, surface cleaners, laundry aides, antimicrobial solutions, electrostatic sprayers, face masks, gloves, kits, and delivery equipment such as dispensers, stands, and ease of use packaging for the end consumer. GlanHealth leverages an extensive supply chain of producers, resellers, distributors, vendors, and formulators for the development, sale, and marketing of its products and services.

Dalrada Precision Corporation

Dalrada Precision is focused on the acquisition of companies and development of products that allow for design, engineering, manufacturing, and distribution on a global scale. Dalrada Precision helps realize ideas from concept and delivery to after sales service, offering unique and specific solutions. At all levels and all verticals of its operations, Dalrada Precision’s mandate is the development of products that lessen the burden on engineering design, manufacturing processes, regulatory demands, cost, and distribution.

Dalrada Precision Corporation – Acquisition of Likido Ltd. (HQ)

On December 6, 2019, Dalrada, via its wholly owned subsidiary, Dalrada Precision, acquired, by stock exchange agreement, one hundred percent of Likido Ltd. (HQ), a United Kingdom engineering-design company based in Edinburgh, Scotland. Likido is an international technology company, developing advanced solutions for the harvesting and recycling of energy. Using its novel, heat pump systems (patent pending) and use of supercritical CO2, Likido is working to revolutionize the renewable energy sector with the provision of innovative modular process technologies to maximize the capture and reuse of thermal energy for integrated heating and cooling applications. With uses across industrial, commercial and residential sectors, Likido provides cost savings and the minimized carbon emissions across global supply chains. Likido's technologies enable the effective recovery and recycling of process energy, mitigating against climate change and enhancing quality of life through the provision of low-carbon heating and cooling systems.

Dalrada Technologies

Dalrada Technologies was formed for the purpose of acquiring and investing in various global technology related initiatives. Dalrada Technologies is focused on the creation, development, and acquisition of innovative and intelligent technologies, including platform services, software engineering services, technology consulting, and AI based solutions.

Dalrada Technologies - Prakat Solutions Inc.

On January 9, 2020 Dalrada Financial Corporation acquired seventy-two percent (72%) of the issued and outstanding common shares of Prakat Solutions, Inc. is a Texas corporation, by stock purchase agreement (“Prakat Texas”). Prakat Texas has a wholly owned subsidiary, Prakat Solutions Private Limited, a corporation formed in India with a ten (10) year operating history, (“Prakat India”). Prakat India provides global customers with software and technology solutions specializing in Test Engineering, Accessibility Engineering, Product Engineering and Application Modernization. The Prakat India team provides end to end Product Engineering services across various domains, including – Banking & Financial Services, Telecom, Retail, Healthcare, Manufacturing, Legal and IT Infrastructure. Prakat India is an ISO 9001 Certified Company.

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Competition

We are a diversified global science, engineering, and technology company. We manage the business in three vertically integrated, product & service focused segments: (i) Healthcare products, (ii) Design, Engineering, Manufacturing and Distribution Solutions, and (iii) Global Technology in the form of software and various types of equipment. The Company via its operating subsidiaries, acquires, markets, designs, manufactures and/or distributes its products globally in the North America, Europe, Middle East & Africa, Latin America and Asia-Pacific regions through a variety of trade channels, including retailers, wholesalers and distributors, original equipment manufacturers (“OEMs”) and direct to consumer. We are building strong name recognition in our regions under our various brands and patent pending products and technologies across multiple product categories. Geographic strategic initiatives and financial objectives are determined at the corporate level. Each segment is responsible for implementing defined strategic initiatives and achieving certain financial objectives and has a president or general manager responsible for sales and marketing initiatives and the financial results for all product lines within that segment.

The three main industries in which we operate each have various verticals. Each industry and its verticals operate in a highly competitive global environment with many competitors in each industry and vertical. There are a wide variety of companies providing similar services, from companies’ having long history, to companies with many branches. The vast majority of our competitors have greater resources than we do or may offer a broader range of products and services than we do. We believe that we compete on the basis of a number of factors, including breadth of the high-quality service and product offerings, one stop convenience, pricing, a building brand name and reputation for quality and dependability.

Future plan

In the future, we plan to continue to grow both organically as well as through key acquisitions.

Research and Development

We spent $50,050 on research and development activities during the year ended June 30, 2019. We anticipate that we will incur additional expenses on research and development over the next 12 months. Our planned expenditures on our operations or a business combination are summarized under the section of this annual report entitled “Management’s Discussion and Analysis of Financial Position and Results of Operations”.

Description of Property

Dalrada leases space at 600 La Terraza Blvd., Escondido, California 92025.  In September 2019, the Company entered into a three-year lease agreement to lease a commercial building in Escondido, California. The building is owned by a related party. The Company recognized a right of use asset and liability of $132,860 and used an effective borrowing rate of 3% within the calculation. The lease agreements mature in September 2022. Minimum remaining rental payments in 2020, 2021 and 2022 are $34,109, $46,726 and $35,827, respectively, and the imputed interest is $6,316.

Legal Proceedings

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of the date of this filing, there were no legal claims currently pending or threatened against us that in the opinion of Management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

There are no legal proceedings against the Company.

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MANAGEMENT

Directors, Executive Officers and Key Employees

The following table sets forth certain information regarding our directors, executive officers and key employees as of June 30, 2020 and as of the date of the filing of this report:

Name and Address	Age	Position(s) Held

Brian Bonar	73	CEO, CFO and Director

Fawad Nisar	39	Chief Operating Officer and Director

Pauline Gourdie	48	Director

Brian Kendrick	57	Director

Fletcher A. Robbe	69	Director

Harvey Hershkowitz	74	Director

Background of Directors and Executive Officers

Brian Bonar, CEO, CFO and director has over 16 years with Dalrada Financial Corp. MR. Bonar has over 18 years of experience with IBM in Europe, Asia and the USA and an additional 20 years in high growth companies both private and public in various locations in the USA and the United Kingdom. From 2003 until 2006, Mr. Bonar was the Chairman and CEO of The Solvis Group, which provides staffing, PEO and ASO services to mainly the medical and call centre market segments. From 2004 until 2009, Mr. Bonar was the Chairman and CEO of Dalrada Financial Corporation, a California based financial service corporation providing workers compensation, health insurance and various other insurance products directly to the end consumer and marketed via various PEO and staffing companies.

From September 2007 until 2009, Mr. Bonar was the President and a member of the board of directors of Allegiant Professional, a publicly traded company. Also from September 2007 until 2009, Mr. Bonar founded AMS Outsourcing, a PEO focusing mainly in the transport market place and also established an international presence in the Czech Republic and Mexico. From 2004 to 2009, he was a member of the board of directors of the following companies and organizations: The Solvis Group, Warning Management Corporation, Dalrada Financial Corporation, American Marine LLC, Alliance National Insurance Company and The Boys and Girls Club of Greater San Diego.

Mr. Bonar holds the honorary title, Lord Bonar of Wilcrick, Cardiff, Wales United Kingdom. He received a BSC in Mechanical Engineering from the Strathclyde University, Glasgow Scotland and a MBA and a PHD in the field of International Business Development Studies from the Stafford University, England UK.

Pauline Gourdie, Director - Ms. Gourdie is currently the owner/operator of CSL Staffing (“CSL”), which she established in 2016. CSL is a boutique general staffing service, providing staffing solutions for businesses in the San Diego and greater Southern California areas. For seven years prior to that, Ms. Gourdie was the President/Owner of Gourdie Consulting Corp which provided business consulting services across Americas & Europe. Ms. Gourdie possesses over 20 years of experience managing individuals and teams, and was instrumental in the implementation of fulfilment and manufacturing centers for IBM and Lenovo in the United States, United Kingdom, Eastern Europe, and China.

Ms. Gourdie holds a Bachelor of Science degree in Industrial and Labor Relations from Cornell University and brings to Dalrada an extensive knowledge of supply chain management, customer account and relationship management, and recruitment and development. Ms. Gourdie was appointed to the Dalrada board as of July 29, 2019 and does not receive compensation in her role as a director.

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Brian Kendrick, Director – Kendrick has been the Managing Director of Allegro Jet Management since 2014. Mr. Kendrick has over 30 years of business experience starting with a short stint with Burroughs as a computer programmer. Mr. Kendrick developed one of the industry's first systems for tracking owners of aircraft throughout the world and managed all aspects from the inspection and purchase of aircraft to delivery. Appointed July 29, 2019.

Fletcher A. Robbe, Director - As managing partner of Fletcher Robbe International Attorneys At Law, Mr. Robbe brings 43 years of international and domestic business and financial acumen as well as practical hands on experience to the personal and confidential representation of his clients comprised of Foreign Governments, Multi-National Public and Private Corporations, Investment Banking Institutions, Family Offices and Private Wealth Individuals. Mr. Robbe previously served as General Counsel for the Los Angeles World Trade Association. Appointed July 29, 2019.

Fawad Nisar, COO and Director – Prior to COO of Dalrada, Mr. Nisar, in 2019 held the position of Executive Vice President of Marketing of Trucept, Inc. In 2018, Fawad held the position of Vice President of Marketing at Isodiol International. From 2014 through 2018, Mr. Nisar held the position of Senior Account Director, Healthcare Vertical. Mr. Nisar has held various executive and high-level roles managing global operations as well as sales and marketing for large product and service organizations. Graduating with a master’s degree in chemical engineering from Manhattan College, Nisar began his career working as a biochemical engineer for Wyeth Pharmaceuticals – producing one of the first targeted chemotherapy drugs to treat acute myeloid leukemia, followed by 14 years of providing business solutions to Fortune 500 pharmaceutical, healthcare, manufacturing, and retail businesses.

Harvey Hershkowitz, Director - Mr. Hershkowitz for the last five years has been the chairman of the Board for Palomar Hospital. Mr. Hershkowitz has more than 35-years’ experience in the healthcare industry with the top Fortune 10 companies including consulting, Information Technology (IT), software, professional services, nursing schools, management, building and development. In addition, he has successfully spearheaded companies in business, IT, residential, wellness centers, commercial development, acute care hospitals, skilled nursing facilities, major physician groups, biosciences, pharmaceutical and healthcare construction boards. Serving on many boards including being Chairman to many, Mr. Hershkowitz also has a notable track record with spring-boarding start-ups, raising capital, and positioning corporations in the global market where he actively expands his reach and network.

Term of Office of Directors

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until the officer dies or resigns or the Board elects a successor or removes the officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present director (or person nominated to become director), executive officer, founder, promoter or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. To the knowledge of the Company, there have been no reported violations of the Code of Ethics.

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Whistleblower Procedures Policy

In accordance with the requirements of Section 301 of the Sarbanes-Oxley Act of 2002, the Board of Directors of the Company has adopted a Whistleblower Procedures Policy, stating that all employees of the Company are strongly encouraged to report any evidence of financial irregularities which they may become aware of, including those with respect to internal controls, accounting or auditing matters.  Under the Whistleblower Procedures Policy, the management of the Company shall promptly and periodically communicate to all employees with access to accounting, payroll and financial information the means by which they may report any such irregularities. In the event an employee is uncomfortable for any reason reporting irregularities to his or her supervisor or other management of the Company, employees may report directly to any member of the Board of Directors of the Company. The identity of any employee reporting under these procedures will be maintained as confidential at the request of the employee, or may be made on an anonymous basis. Notice must be provided to all of the Company’s employees with access to accounting, payroll and financial information in respect of these procedures.

Director Independence

The OTC Bulletin Board does not have a requirement that a majority of our Board of Directors be independent. However, with respect to the definition of independence utilized by NASDAQ, our officers and directors would not be deemed to be independent.

Our Audit Committee is comprised of our officers and directors. NASDAQ requires at least three members on the Audit Committee, each of whom must be independent. NASDAQ also requires that, if its Chief Executive Officer’s compensation is determined by its Compensation Committee, the Compensation Committee must be comprised solely of independent directors. The Company currently does not meet either of these requirements.

The NASDAQ rules have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company or is a partner, executive officer or controlling stockholder of an entity to which the company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenue for that year or a family member serves in the current fiscal year or has served at any time during the last three fiscal years as an executive officer of the Company. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Key Employees

David Pickett, Dalrada Precision Corp. President | VP, Sales. For over 10 years having designed and manufactured products for the biggest OEM and Fortune 500 companies in the world, his knowledge base adds great strength to all our operational and supply chain requirements.

Family Relationships

Pauline Gourdie is the daughter of Brian Bonar.

Audit Committee

The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors our financial reporting process and internal control system and reviews and appraises the audit efforts of our independent accountants.

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Compensation Committee

The Board does not currently have a standing Compensation Committee. The full Board establishes our overall compensation policies and reviews recommendations submitted by our management.

Nominating Committee

The Board does not currently have a standing Nominating Committee. We do not maintain a policy for considering nominees. Our Bylaws provides that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board of Directors shall be large enough to maintain our required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in the beneficial ownership of our securities with the SEC of Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. The required filings will be made.

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EXECUTIVE and DIRECTOR COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock	Option	Non-Equity	Change in Pension Value	All Other	Total
(a)	(b)	($)	($)	Awards	Awards	Incentive	Nonqualified	Compensation	($)
		(c)	(d)	($)	($)	Plan	Deferred	($)	(j)
				(e)	(f)	Compensation	Compensation	(i)
						($)	Earnings
						(g)	($)
(h)
* Brian Bonar,	2019	260,000	0	0	0	0	0	0	260,000
CEO, Director	2018	60,000	0	0	0	0	0	0	60,000

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS					STOCK AWARDS
Name and Principal Position(s)(a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Brian Bonar, CEO	0	0	0	0	0	0	0	0	0

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Option Grants

No options were granted during the fiscal years ended June 30, 2019 and 2018 and the nine months ended March 30, 2020.

Director Compensation

None

Employment Agreements

On July 1, 2019, the Company entered into an employment agreement with the Chief Executive Officer of the Company. Pursuant to the agreement, the Company will compensate the Chief Executive Officer a base salary of $393,000 per annum, annual increases of 10% and a quarterly bonus based on whether the Company achieve a net profit. He will be issued common stock of the Company sufficient to provide a 10% ownership position only upon a reverse split, which shares are to be maintained for a period of two years. In addition to all other benefits and compensation, he shall be eligible for a quarterly bonus of $47,000 based on if the Company achieves a net profit for that quarter.

Report on Repricing of Options

None.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table provides certain information regarding the ownership of our common stock, as of July 30, 2020 and as of the date of the filing of this annual report by:

•	each of our executive officers;

•	each director;

•	each person known to us to own more than 5% of our outstanding common stock; and

•	all of our executive officers and directors act as a group.

As of July 30, 2020, we had a total of 68,464,742 shares of common stock issued and outstanding. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock indicated below. Except where noted, the address of all listed beneficial owners is in care of our office address.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
Brian Bonar, Principal Executive Officer and Director	Common Shares	5,026,315	7.3%
Fawad Nisar, Chief Operating Officer and Director	Common Shares	3,000,000	4.3%
Sandra Dicicco	Common Shares	4,965,614	7.2%
All Officers and Directors as a Group	Common Shares	8,026,315	11.7%

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Certain Relationships, Related Transactions and Director Independence

Quarter Ended March 31, 2020

Notes Payable – Related Parties

a)       During the year ended June 30, 2019, the Company issued a $38,615 promissory note to a related party for compensation paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $38,615 and the accrued interest is $869.

b)       During the year ended June 30, 2019, the Company issued a $37,469 promissory note to a related party for legal services and other expenses incurred to reinstate the Company to a current status with the state of Delaware. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $37,469 and the accrued interest is $843.

c)       As of June 30, 2019, the Company owed $2,250 to a related party company controlled by the Chief Executive Officer of the Company for management fees, which consists of accounting and administrative services. The Company is charged $4,500 on a monthly basis, $1,125 of which is allocated each month to Dalrada Health Products. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $2,250 and the accrued interest is $51.

d)       As of June 30, 2019, the Company owed $1,630 to a related party for reimbursement of expenses paid by the related party on behalf of the Company related to the proposed C2C acquisition which did not occur. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $1,630 and the accrued interest is $37.

e)       As of June 30, 2019, the Company owed $262,197 to a related party for reimbursement of compensation to employees and payroll services paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $262,197 and the accrued interest is $5,899.

f)       On September 30, 2019, the Company issued a $131,265 promissory note to a related party for reimbursement of compensation to employees and payroll services paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $131,265 and the accrued interest is $1,969.

g)       On September 30, 2019, the Company issued a $2,075 promissory note to a related party for reimbursement of expenses paid by the related party on behalf of the Company related to the proposed C2C acquisition which did not occur. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $2,075 and the accrued interest is $31.

h)      On September 30, 2019, the Company issued a $3,375 promissory note to a related party company controlled by the Chief Executive Officer of the Company for management fees, which consists of accounting and administrative services for which the Company is charged $1,125 on a monthly basis. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $3,375 and the accrued interest is $51.

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i)       On September 30, 2019, the Company issued a $36,370 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $36,370 and the accrued interest is $546.

j)       On September 30, 2019, the Company issued a $1,865 promissory note to a related party for reimbursement of expenses paid by the related party on behalf of the Company related to the proposed C2C acquisition which did not occur. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $1,865 and the accrued interest is $42.

k)       On September 30, 2019, the Company issued a $93,137 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $93,137 and the accrued interest is $1,397.

l)       On December 31, 2019, the Company issued an $18,669 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $18,669 and the accrued interest is $140.

m)       On December 31, 2019, the Company issued a $16,165 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $16,165 and the accrued interest is $121.

n)       On December 31, 2019, the Company issued a $1,125 promissory note to a related party company controlled by the Chief Executive Officer of the Company for management fees, which consists of accounting and administrative services. The Company is charged $4,500 on a monthly basis, $1,125 of which is allocated each month to Dalrada Health Products. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $1,125 and the accrued interest is $8.

o)       On December 31, 2019, the Company issued a $152,282 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for medical device listing fees, computer software, travel expenses, and professional consultant services Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $152,282 and the accrued interest is $1,142.

p)       On December 31, 2019, the Company issued a $5,270 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $5,270 and the accrued interest is $40.

q)       On December 31, 2019, the Company issued a $720,914 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $720,914 and the accrued interest is $5,407.

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r)       On March 31, 2020, the Company issued a $233,886 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

s)       On March 31, 2020, the Company issued a $1,120 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

t)       On March 31, 2020, the Company issued a $175,742 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

u)       On March 31, 2020, the Company issued a $14,655 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

v)       On March 31, 2020, the Company issued a $1,165 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

w)       On March 31, 2020, the Company issued a $417,996 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

x)       On March 31, 2020, the Company issued a $79,866 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

y)       On March 31, 2020, the Company issued a $55,868 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

Convertible Note Payable – Related Parties

As of June 30, 2019, the Company issued a convertible note for $1,875,000 to the Chief Executive Officer of the Company for compensation. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. On June 30, 2019, the Company issued note agreement which included a conversion feature of the outstanding balance at $0.034 per share. As the conversion price was equal to the fair value of the common shares on the date of the agreement, there was no beneficial conversion feature. As of March 31, 2020, the outstanding principal balance of the promissory note was $1,875,000 and the accrued interest is $42,758.

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Additional Related Party Transactions

As of March 31, 2020, and June 30, 2019, the Company owed $363,274 and $479,512 respectively to related parties for reimbursement of various operating expenses, which has been recorded in accounts payable and accrued liabilities – related parties. This amount includes $54,000 of management fees, which consists of accounting and administrative services to Trucept Inc., a related party company controlled by the Chief Executive Officer of the Company. The management fee agreement calls for monthly payments of $4,500. The agreement is ongoing until terminated by either party.

From January 9, 2020, the date of acquisition, through March 31, 2020, the Company’s Prakat subsidiary recorded revenues of $58,906 for engineering and consulting services provided to Trucept.

In November 2019, the Chief Executive Officer converted $170 in amounts owed from the Company into 5,000 shares of Series F Super Preferred Stock.

On July 1, 2019, the Company formalized an employment agreement with its Chief Executive Officer, which entitles him to compensation of three hundred and ninety-three thousand dollars ($393,000) per year. Annual increases will be up to 10% based performance criteria to be determined at a later date. He will be issued common stock of the Company sufficient to provide a 10% ownership position post reverse split which shares be maintained for a period of two years. In addition to all other benefits and compensation, he shall be eligible for a quarterly bonus of $47,000 based on if the Company achieves a net profit for that quarter. As of March 31, 2020, the Company had $294,750 accrued within accounts payable and accrued liabilities – related parties.

On January 6, 2020, the Directors affirmed and ratified the final agreement of the employment terms of Fawad Nisar as the Chief Operating Officer of Dalrada Financial Corp. The Company and Mr. Nisar have agreed in the Employment Terms, to, among other items, the issuance, as consideration for his accepting the position of COO of the Company, of 3,000,000 shares of the Company’s common stock. The fair value of $172,800 is included in selling, general and administrative expenses in the consolidated statements of Dalrada’s operations for the nine months ended March 31, 2020.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis in conjunction with our financial statements, including the notes thereto, included in this Report. Some of the information contained in this Report may contain forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Our auditors’ reports contain a statement that our net loss and limited working capital raise substantial doubt about our ability to continue as a going concern. Our independent registered public accountants have stated in their report (included in Item 8. Financial Statements) that our significant operating losses and working capital deficit raise substantial doubt about our ability to continue as a going concern. We incurred net income of $365,850 during the year ended June 30, 2019 and a net loss of $945,238 during the year ended June 30, 2018. During the nine months ended March 31, 2020, we incurred a net loss of $1,028,439 due to ramp up costs of our recent acquisitions. We will be required to raise substantial capital to fund our capital expenditures, working capital, and other cash requirements since our current cash assets are exhausted and we have generated limited revenues to date to sustain our operations, though our twelve-month forecasted revenue will increase significantly. We will need to seek other financing to complete our business plans. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

In addition to our current deficit, we expect to incur additional losses during the foreseeable future. Until we are able to successfully execute our business plan. Consequently, we will require substantial additional capital to continue our development and marketing activities. There is no assurance that we will be able to obtain additional financing through private placements and/or public offerings necessary to support our working capital requirements. To the extent that funds generated from any private placements and/or public offerings are insufficient, we will have to raise additional working capital through other sources, such as bank loans and/or financings. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms.

We are incurring increased costs as a result of being a publicly-traded company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission, have required changes in corporate governance practices of public companies. These new rules and regulations have increased our legal, audit and financial compliance costs and have made some activities more time-consuming and costly. For example, as a public company, we have created additional board committees and have adopted policies regarding internal controls and disclosure controls and procedures. In addition, we have incurred additional costs associated with our public company reporting requirements. In addition, these new rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance, which we currently cannot afford to do. As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs.

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RESULTS OF OPERATIONS

Results of Operations

The following table sets forth the results of our operations for the years ended December 31, 2019 and 2018 and the results of our unaudited operational results for the nine months ended March 31, 2020 and 2020.

Statement of Operations Data:

	Nine Months Ended		Years Ended
	March 31,		June 30,
	2020	2019	2019	2018
Revenues	$400,807	$34,407	$72,155	$–
Cost of Goods Sold	200,006	9,952	74,996	–
Gross Profit	200,801	24,452	(2,841)	–
Operating expenses	2,308,505	519,312	771,897	91,983
Loss from operations	(2,107,704)	(494,860)	(774,738)	(91,983)
Other income (expenses)	635,930	2,051,854	1,140,588	(945,238)
Net income (loss)	$(1,471,774)	$1,556,994	$365,850	$(1,037,221)

Operating Results

July 1, 2019 through March 31, 2020 Compared to July 1, 2018 through March 31, 2019

Operating Revenues

During the nine months ended March 31, 2020, the Company recorded revenues of $400,807, including $245,753 attributable to the Prakat acquisition. Related party revenue included in the nine months ended March 31, 2020 totals $58,906 representing engineering and consulting services provided to Trucept by Prakat. Total cost of revenues was $200,006, resulting in a gross profit of $200,801. The Company had revenues and gross profit of $34,407 and $24,452 during the nine months ended March 31, 2019, respectively.

Operating Expenses

Operating expenses for the nine months ended March 31, 2020 was $2,308,505 compared to operating expenses of $519,312 during the nine months ended March 31, 2019. The increase in operating expenses was due to an increase in the operating activity as most of fiscal 2019 was spent on development of the Company’s proposed business operations whereas fiscal 2020 focused on the implementation of the business operations. The increase was also partially attributable to the Likido acquisition in December 2019 and Prakat acquisition in January 2020.

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Net Income (Loss)

Net loss for the nine months ended March 31, 2020 was $1,471,774 compared to a net income of $1,110,914 for the nine months ended March 31, 2019. The Company incurred interest expense of $653,078 and $637,749 for interest on outstanding payroll tax liability and notes payables, respectively. During the nine months ended March 31, 2019, the Company recorded a gain on expiration of accrued tax liability of $2,243,523.

July 1, 2018 through June 30, 2019 Compared to July 1, 2017 through June 30, 2018

Operating Revenues

During the fiscal years ended June 30, 2019, the Company recorded revenues of $72,155 as a result of manufactured components sold to a manufacturer of deep-ultraviolet light sources which included total cost of sales of $74,996 resulting in a gross loss of $2,841. This is due to the fact that we have higher overhead costs which resulted in the gross loss. We did not have any sales revenue during the year ended June 30, 2018.

Operating Expenses

Operating expenses for the year ended June 30, 2019 was $771,897 compared to operating expenses of $91,983 during the year ended June 30, 2018. The increase in operating expenses was due to an increase in the operating activity during the year, as most of fiscal 2018 was spent on development of the Company’s proposed business operations whereas fiscal 2019 focused on the implementation of the business operations. This resulted in an increase of selling, general and administrative expenses of $629,864 as the Company commenced with the hiring of staffing during the current fiscal year.

Net Income (Loss)

Net income for the year ended June 30, 2019 was $365,850 compared to a net loss of $1,037,221 during the year ended June 30, 2018. In addition to operating revenues and expenses during the year ended June 30, 2019, the Company incurred $270,577 of expenses on the proposed acquisition of C2C Life Sciences, Inc. which was rescinded before it was completed. The Company also incurred interest expense of $853,175 for interest on outstanding payroll tax liability, and the expenses were offset by expirations of retired federal payroll tax liabilities of $2,264,340. During the year ended June 30, 2018, the Company incurred interest expense of $945,238 relating to interest on the outstanding payroll tax liability.

Payroll Taxes Gain

As of June 30, 2019, the Company had $10,982,278 (2018 - $12,392,022) of accrued Federal payroll taxes relating to years 2004 - 2007. The total balance for accrued payroll taxes has accumulated on a quarterly basis beginning on their respective quarterly filing dates. As of June 30, 2019, the $10,982,278 balance includes $41,773 in accrued penalties, and accrued Interest of approximately $5,694,368. Accrued Interest is compounded daily at an Effective Annual Interest Rate of approximately 7.33 percent. The quarterly sub-totals that make up the $10,982,278 balance have a calculated expiration date of 10 years according to the Internal Revenue Service statute of limitations. As the quarterly sub-totals surpass their respective “Calculated Expiration Date” the company removes the liability from the Consolidated Balance Sheets, and an equivalent amount is recognized as “Gain on expiration of accrued payroll taxes” on the Statements of Operations. For fiscal year ending June 30, 2019, the company recognized $2,264,340 in “Gain on expiration of accrued payroll taxes” as a result of quarterly tax liabilities that expired during the fiscal year. The amount owing may be subject to additional late filing fees and penalties that are not quantifiable as at the date of these consolidated financial statements.

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Liquidity and Capital Resources - Annual

As of June 30, 2019, the Company had a working capital deficit of $13,641,643 and an accumulated deficit of $104,963,228. The Company has few revenues and significant losses. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. Cash presently on hand is immaterial. We anticipate needing $1,000,000 over the next twelve months to fund operations for the production of our VIA kits, development of our Likido heating & cooling units, and the manufacturing of our extraction machine. Management is planning to support operations by raising capital, and by accelerating sales & marketing efforts to take pre-orders of our extraction machines (resulting in down-payments), the sales of high-margin heating & cooling units, precision parts, and healthcare VIA kits.  We are expecting orders from our Dalrada Precision customers of $1,400,000 during the calendar year 2020, and Likido has confirmed orders totaling $500,000 for January and February of 2020. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to obtain the necessary debt or equity financing, and generate profitable operations from the Company’s planned future operations. We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and activities and there is no plans to induce conversion of existing debt. There are no assurances that our plans will be successful. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Our audit firm included an explanatory paragraph in their report regarding substantial doubt about our Company’s ability to continue as a going concern.

Liquidity and Capital Resources - Interim

As of March 31, 2020, the Company had a working capital deficit of $14,746,043 and an accumulated deficit of $106,423,939. The Company has few revenues and significant losses. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. Cash presently on hand is immaterial. We anticipate needing $1,000,000 over the next twelve months to fund operations for the production of our VIA kits, development of our Likido heating & cooling units, and the manufacturing of our extraction machine. Management is planning to support operations by raising capital, and by accelerating sales & marketing efforts to take pre-orders of our extraction machines (resulting in down-payments), the sales of high-margin heating & cooling units, precision parts, and healthcare VIA kits. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, its ability to obtain the necessary debt or equity financing, and generate profitable operations from the Company’s planned future operations. We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and activities and there are no plans to induce conversion of existing debt. There are no assurances that our plans will be successful. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Our audit firm included an explanatory paragraph in their report regarding substantial doubt about our Company’s ability to continue as a going concern.

Working Capital

As at June 30, 2019, the Company had current assets of $47,690 and current liabilities of $13,688,833 compared with current assets of $5,486 and current liabilities of $14,045,564 at June 30, 2018. The decrease in the working capital deficit was due to the fact that the Company recovered tax liability during the year which was used to offset outstanding obligations.

As of March 31, 2020, the Company had current assets of $931,162 and current liabilities of $15,677,205 compared with current assets of $47,690 and current liabilities of $13,688,834 at June 30, 2019. The increase in the working capital deficit was mainly due to the increase in related party notes payable.

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Cash Flows - Annual

	Year ended June 30, 2019 $	Year ended June 30, 2018 $
Cash Flows from (used in) Operating Activities	(822,392)	(31,983)
Cash Flows from (used in) Investing Activities	(5,500)	–
Cash Flows from (used in) Financing Activities	823,369	37,469
Net Increase (decrease) in Cash During Period	(4,523)	5,486

Cash flow from Operating Activities

During the year ended June 30, 2019, the Company used $822,392 of cash for operating activities compared to $31,983 during the year ended June 30, 2018. The increase in the use of cash for operating activities was due to an overall increase in operations and cash flows received from financing activities that gave the Company more flexibility to incur more day-to-day operating costs.

Cash flow from Investing Activities

During the year ended June 30, 2019 the Company purchased equipment for $5,500, during the year ended June 30, 2018 the company did not have any investing activities.

Cash flow from Financing Activities

During the year ended June 30, 2019, the Company received $823,369 of cash from financing activities from the issuance of notes payable compared to $37,469 received from notes payable during the year ended June 30, 2018.

Cash Flows - Interim

	Nine Months Ended
	March 31,
	2020	2019
Net cash used in operating activities	$(1,942,838)	$(201,242)
Net cash provided by (used in) investing activities	73,744	(5,500)
Net cash provided by financing activities	1,975,200	204,689
Net increase (decrease) in cash during the period	$103,130	$(2,053)

Cash flow from Operating Activities

During the nine months ended March 31, 2020, the Company used $1,942,838 of cash for operating activities compared to $201,242 used during the nine months ended March 31, 2019. The increase in the use of cash for operating activities was primarily due to the net loss due to an overall increase in operations as the Company incurred more day-to-day operating costs.

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Cash flow from Investing Activities

During the nine months ended March 31, 2020, the Company purchased equipment for $160,515. The Company also acquired $234,261 in cash pursuant to the Likido and Prakat acquisitions. During the nine months ended March 31, 2019, the Company purchased equipment for $5,500.

Cash flow from Financing Activities

During the nine months ended March 31, 2020, the Company received proceeds of $1,975,200 from the issuance of related party notes payable compared to $204,689 received from notes payable during the nine months ended March 31, 2019.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in note (1) of the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Accrued Payroll Taxes

The total balance for Federal Accrued Payroll Taxes is accumulated on a quarterly basis beginning on their respective quarterly filing dates. Accrued Interest is compounded daily at an Effective Annual Interest Rate of approximately seven percent. The individual quarterly sub-totals have a calculated expiration date of Ten years according to the Internal Revenue Service statute of limitations. This timeline can be extended as a result of bankruptcy or other legal action that is filed by the company (Code 520 per IRS Federal Account Transcripts). Code 520 effectively stops the clock for the Statute of limitations until the Bankruptcy or other legal action has been removed (Code 521 per IRS Federal Account Transcripts). In addition to the amount of days between Code 520 and 521, every Code 520 automatically extends the IRS Statute of limitations by 30 days. As the quarterly sub-totals surpass their respective “Calculated Expiration Date” the company removes the liability from the Consolidated Balance Sheets and an equivalent amount is recognized as “Gain on expiration of accrued payroll taxes” on the Statements of Operations The amount owing may be subject to additional late filing fees and penalties that are not quantifiable as at the date of these consolidated financial statements.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes for the reporting period. Significant areas requiring the use of management estimates relate to the accrual of payroll taxes and purchase price allocation on business combinations.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Recently Issued Accounting Pronouncements

In August 2018, the FASB issued guidance to improve the effectiveness of fair value measurement disclosures by removing or modifying certain disclosure requirements and adding other requirements. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. Certain amendments should be applied prospectively, while all other amendments should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of the new guidance.

In February 2016, the FASB issued new lease accounting guidance in ASU No. 2016-02, “Leases”. This new guidance was initiated as a joint project with the International Accounting Standards Board to simplify lease accounting and improve the quality of and comparability of financial information for users. This new guidance would eliminate the concept of off-balance sheet treatment for “operating leases” for lessees for the vast majority of lease contracts. Under ASU No. 2016-02, at inception, a lessee must classify all leases with a term of over one year as either finance or operating, with both classifications resulting in the recognition of a defined “right-of-use” asset and a lease liability on the balance sheet. However, recognition in the income statement will differ depending on the lease classification, with finance leases recognizing the amortization of the right-of-use asset separate from the interest on the lease liability and operating leases recognizing a single total lease expense. Lessor accounting under ASU No. 2016-02 would be substantially unchanged from the previous lease requirements under GAAP. ASU No. 2016-02 will take effect for public companies in fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted and for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, lessees and lessors must apply a modified retrospective transition approach. The company adopted this standard in fiscal year 2020 with a material impact on the Company’s condensed consolidated financial statements due to lease agreement discussed in footnote 7. The lease commenced October 1st 2019.

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

55

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus. For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Wyoming General Corporation Law requires to indemnify Officers and Directors for any expenses incurred by any Officer or Director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such Officer or Director because of his or her status as an Officer or Director, to the extent that the Director or Officer has been successful on the merits or otherwise in defense of the action or proceeding. The Wyoming Corporation Law permits a corporation to indemnify an Officer or Director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such Officer or Director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested Directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of Directors consisting of disinterested Directors, or by independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

The Wyoming General Corporation Law prohibits indemnification of a Director or Officer if a final adjudication establishes that the Officer’s or Director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Wyoming Corporation Law may permit an Officer or Director to apply to the court for approval of indemnification even if the Officer or Director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Wyoming General Corporation Law also provides that indemnification of Directors is not permitted for the unlawful payment of distributions, except for those Directors registering their dissent to the payment of the distribution.

According to our Bylaws, we are authorized to indemnify our Directors to the fullest extent authorized under Wyoming law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

56

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

57

DALRADA FINANCIAL CORPORATION

Consolidated Financial Statements

For the Years Ended June 30, 2019 and 2018

Consolidated Financial Statements (Unaudited)

For the Nine Months Ended March 31, 2020 and 2019

58

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Dalrada Financial Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dalrada Financial Corporation and subsidiaries (collectively the “Company”) as of June 30, 2019 and 2018, the related consolidated statements of operations, stockholders’ deficit and cash flows, for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2019 and 2018, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had recurring losses, used cash flows from operating activities and has a significant working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ dbbmckennon

We have served as the Company’s auditor since 2019.

San Diego, California

January 30, 2020

F-1

DALRADA FINANCIAL CORPORATION

Consolidated Balance Sheets

	June 30, 2019 $	June 30, 2018 $

ASSETS

Current assets

Cash and cash equivalents	963	5,486
Accounts receivable	27,959	–
Inventory	18,768	–

Total current assets	47,690	5,486

Property and equipment	5,500	–

Total assets	53,190	5,486

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities

Accounts payable and accrued liabilities	73,681	1,073
Accrued payroll taxes, penalties and interest	10,980,278	12,392,022
Accounts payable and accrued liabilities – related parties	417,133	37,469
Accrued compensation	–	1,615,000
Notes payable – related parties	342,741	–
Convertible note payable – related party	1,875,000	–

Total liabilities	13,688,833	14,045,564

Commitments and contingencies (Note 9)

STOCKHOLDERS’ DEFICIT

Preferred stock Authorized: 100,000 shares with a par value of $1,000 per share
Issued and outstanding: nil and nil shares, respectively	–	–

Common stock Authorized: 1,000,000,000 shares with a par value of $0.005 per share
Issued and outstanding: 48,281,128 and 47,281,128 shares, respectively	241,406	236,406

Additional paid-in capital	91,086,179	91,052,594
Accumulated deficit	(104,963,228)	(105,329,078)

Total stockholders’ deficit	(13,635,643)	(14,040,078)

Total liabilities and stockholders’ deficit	53,190	5,486

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

DALRADA FINANCIAL CORPORATION

Consolidated Statements of Operations

	Year ended June 30, 2019 $	Year ended June 30, 2018 $

Revenue	72,155	–
Cost of revenue	74,996	–

Gross loss	(2,841)	–

Operating expenses

Selling, general and administrative	721,847	91,983
Research and development	50,050	–

Total operating expense	771,897	91,983

Loss before other income (expense)	(774,738)	(91,983)

Other income (expense)

Expenses incurred on proposed acquisition	(270,577)	–
Interest expense	(853,175)	(945,238)
Gain on expiration of accrued tax liability	2,264,340	–

Total other income (expense)	1,140,588	(945,238)

Net income (loss)	365,850	(1,037,221)

Net income (loss) per share, basic	0.01	(0.02)
Net income (loss) per share, diluted	0.00	(0.02)

Weighted average common shares outstanding, basic	47,429,073	47,281,128
Weighted average common shares outstanding, diluted	102,576,132	47,281,128

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

DALRADA FINANCIAL CORPORATION

Consolidated Statements of Changes in Stockholders’ Deficit

	Common stock		Additional paid-in	Accumulated	Total Stockholders’
	Shares	Par value	capital	Deficit	Deficit
	#	$	$	$	$

Balance, June 30, 2017	47,281,128	236,406	91,052,594	(104,291,857)	(13,002,857)

Net loss for the year	–	–	–	(1,037,221)	(1,037,221)

Balance, June 30, 2018	47,281,128	236,406	91,052,594	(105,329,078)	(14,040,078)

Stock issued to related party – reimburse expenses	1,000,000	5,000	33,585	–	38,585

Net income for the year	–	–	–	365,850	365,850

Balance, June 30, 2019	48,281,128	241,406	91,086,179	(104,963,228)	(13,635,643)

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

DALRADA FINANCIAL CORPORATION

Consolidated Statements of Cash Flows

	Year Ended June 30, 2019 $	Year Ended June 30, 2018 $

Operating activities

Net income (loss) for the year	365,850	(1,037,221)

Changes in operating assets and liabilities:

Accounts receivable	(27,959)	–
Inventory	(18,768)	–
Accounts payable and accrued liabilities	10,229	–
Accrued payroll taxes, penalties and interest	(1,411,744)	945,238
Accrued compensation	260,000	60,000

Net cash used in operating activities	(822,392)	(31,983)

Investing Activities
Purchase of property and equipment	(5,500)	–
Net cash used in investing activities	(5,500)	–

Financing activities

Related party advances and notes payable – related parties	823,369	37,469

Net cash provided by financing activities	823,369	37,469

Increase (decrease) in cash	(4,523)	5,486

Cash, beginning of period	5,486	–

Cash, end of period	963	5,486

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

Non-cash investing and financing activities:

Conversion of accrued wages to convertible note payable - related party	1,875,000	–
Stock issued to related party – reimburse expenses	38,585	–

(The accompanying notes are an integral part of these consolidated financial statements)

F-5

DALRADA FINANCIAL CORPORATION

Notes to the Consolidated Financial Statements

Years ended June 30, 2019 and 2018

1.	Organization and Nature of Operations

Dalrada Financial Corporation (the “Company”) was incorporated in September 1982 under the laws of the State of California.

In June 2018, the Company created a new subsidiary, Dalrada Precision Corp. (“Dalrada Precision”), a mechanical contract provider. It extends the client’s engineering and operations team by helping devise bespoke manufacturing solutions tailored to its products. Dalrada Precision can enter at any stage of the product lifecycle from concept and design to mass production and logistics.

In October 2018, the Company created a new subsidiary, Dalrada Health Products Corp (“Dalrada Health”). Dalrada Health will partner with client companies for the distribution of medical disposables, hospital equipment & furniture, medical devices, laboratory and dental products. In May 2019, Dalrada Health acquired a new subsidiary, C2C Life Sciences, Inc. (“C2C”). On November 1, 2019, the acquisition was rescinded, as the Company never gained control over C2C. Such costs incurred in connection with this rescinded acquisition, have been reflected in these financials as other expense.

The Company's principal executive offices are located at 600 La Terraza Blvd., Escondido, California 92025.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at June 30, 2019, the Company has a working capital deficit of $13,641,143 and an accumulated deficit of $104,963,228. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation

These consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

(b)	Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Dalrada Precision, a company incorporated in the State of California, since June 25, 2018 (date of incorporation), and Dalrada Health, a company incorporated in the State of California, since October 2, 2018 (date of incorporation). All inter-company transactions and balances have been eliminated on consolidation.

F-6

DALRADA FINANCIAL CORPORATION

Notes to the Consolidated Financial Statements

Years ended June 30, 2019 and 2018

(c)	Use of Estimates

The preparation of these consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of inventory, valuation of accrued payroll tax liabilities, variables used in the computation of share-based compensation, and deferred income tax asset valuation allowances.

The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

(e)	Inventory

Inventory is comprised of goods purchased for resale, and is recorded at the lower of cost or net realizable value on a first-in first-out basis. The Company establishes inventory reserves for estimated obsolete or unsaleable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future market conditions.

(f)	Equipment

Equipment is comprised of machinery and is recorded at the lower of cost or net book value and amortized on a straight-line basis over an estimated useful life of three to five years.

(g)	Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-7

DALRADA FINANCIAL CORPORATION

Notes to the Consolidated Financial Statements

Years ended June 30, 2019 and 2018

(g)	Financial Instruments (continued)

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities, notes payable, and amounts due to related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(h)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Accounting for Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

(i)	Revenue Recognition

The Company recognizes and accounts for revenue in accordance with ASC 606 as a principal on the sale of goods. Pursuant to ASC 606, revenue is measured based on a consideration specified in a contract with a customer, and excludes any sales incentives and amounts collected on behalf of third parties. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer.

The Company’s revenue is derived from the sales of its products, which represents net sales recorded in the Company’s consolidated statements of operations. Product sales are recognized when performance obligations under the terms of the contract with the customer are satisfied. Typically, this would occur upon transfer of control, including passage of title to the customer and transfer of risk of loss related to those goods. The Company measures revenue as the amount of consideration to which it expects to be entitled in exchange for transferring goods (transaction price). The Company records reductions to revenue for estimated customer returns, allowances, markdowns and discounts. The Company bases its estimates on historical rates of customer returns and allowances as well as the specific identification of outstanding returns, markdowns and allowances that have not yet been received by the Company. The actual amount of customer returns and allowances is inherently uncertain and may differ from the Company’s estimates. If the Company determines that actual or expected returns or allowances are significantly higher or lower than the reserves it established, it would record a reduction or increase, as appropriate, to net sales in the period in which it makes such a determination. Reserves for returns, and markdowns are included within accrued expenses and other liabilities. Allowance and discounts are recorded in accounts receivable, net and the value of inventory associated with reserves for sales returns are included within prepaid expenses and other current assets on the consolidated balance sheets.

F-8

DALRADA FINANCIAL CORPORATION

Notes to the Consolidated Financial Statements

Years ended June 30, 2019 and 2018

(j)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

(k)	Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements. As at June 30, 2019 and 2018, the Company has no items representing comprehensive income or loss.

(l)	Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. In accordance with ASC 260, “Earnings Per Share”, the following table reconciles basic shares outstanding to fully diluted shares outstanding.

Year Ended
June 30,
2019
Weighted average number of common shares outstanding - Basic	47,429,073
Potentially dilutive common stock equivalents (convertible note payable - related party)	55,147,059
Weighted average number of common shares outstanding - Diluted	102,576,132

There were no outstanding dilutive securities during the year ended June 30, 2018. There were no adjustments to the numerator during the year ended June 30, 2019.

Recent Accounting Pronouncements

In August 2018, the FASB issued guidance to improve the effectiveness of fair value measurement disclosures by removing or modifying certain disclosure requirements and adding other requirements. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. Certain amendments should be applied prospectively, while all other amendments should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of the new guidance.

F-9

DALRADA FINANCIAL CORPORATION

Notes to the Consolidated Financial Statements

Years ended June 30, 2019 and 2018

In February 2018, the FASB issued guidance that permits the Company to reclassify disproportionate tax effects in accumulated other comprehensive income caused by the Tax Cuts and Jobs Act of 2017 to retained earnings. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11 which simplifies the accounting for certain financial instruments with down round features. The new standard will reduce income statement volatility for companies that issue warrants and convertible instruments containing such features.

The guidance is effective for fiscal years beginning after December 15, 2018 with early adoption permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued a new credit loss standard that replaces the incurred loss impairment methodology in current GAAP. The new impairment model requires immediate recognition of estimated credit losses expected to occur for most financial assets and certain other instruments. It is effective for annual reporting periods beginning after December 15, 2019 and interim periods within those annual periods, with early adoption permitted. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first effective reporting period. The Company is currently evaluating the impact of the new guidance.

In February 2016, the FASB issued new lease accounting guidance in ASU No. 2016-02, “Leases”. This new guidance was initiated as a joint project with the International Accounting Standards Board to simplify lease accounting and improve the quality of and comparability of financial information for users. This new guidance would eliminate the concept of off-balance sheet treatment for “operating leases” for lessees for the vast majority of lease contracts. Under ASU No. 2016-02, at inception, a lessee must classify all leases with a term of over one year as either finance or operating, with both classifications resulting in the recognition of a defined “right-of-use” asset and a lease liability on the balance sheet. However, recognition in the income statement will differ depending on the lease classification, with finance leases recognizing the amortization of the right-of-use asset separate from the interest on the lease liability and operating leases recognizing a single total lease expense. Lessor accounting under ASU No. 2016-02 would be substantially unchanged from the previous lease requirements under GAAP. ASU No. 2016-02 will take effect for public companies in fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted and for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, lessees and lessors must apply a modified retrospective transition approach. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Accrued Payroll Taxes

As of June 30, 2019, and 2018, the Company had $10,980,278 and $12,392,022, respectively, of accrued payroll taxes, penalties and interest relating to calendar years 2004 - 2007. The total balance for accrued payroll taxes has accumulated on a quarterly basis beginning on their respective quarterly filing dates. Accrued interest is compounded daily at an estimated effective interest rate of 7.33%. The quarterly sub-totals that make up the $10,980,278 balance have a calculated expiration date of 10 years according to the Internal Revenue Service statute of limitations. As the tax periods surpass their estimated expiration date, the Company removes the liability from the consolidated balance sheets, and an equivalent amount is recognized as “Gain on expiration of accrued payroll taxes” within other income on the consolidated statements of operations. For fiscal years ended June 30, 2019 and 2018, the Company recognized $852,595 and $945,238, respectively, of penalties and interest within interest expense on the consolidated statements of operations. For fiscal years ended June 30, 2019 and 2018, the Company recognized $2,264,340 and $0, respectively, within “Gain on expiration of accrued payroll taxes” as a result of quarterly tax liabilities that expired during the fiscal years. The amount owing may be subject to additional late filing fees and penalties that are not quantifiable as at the date of these consolidated financial statements. In addition, the Company periodically reviews the historical filings in determining if the statute has been paused or extended by the Internal Revenue Service.

F-10

DALRADA FINANCIAL CORPORATION

Notes to the Consolidated Financial Statements

Years ended June 30, 2019 and 2018

4.	Notes Payable – Related Parties

a)	During the year ended June 30, 2019, the Company issued a $38,615 promissory note to a related party for compensation paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 180 days from the date of issuance. As at June 30, 2019, the outstanding balance of the promissory note was $39,195 (2018 - $nil).

b)	During the year ended June 30, 2019, the Company issued a $37,469 promissory note to a related party for legal services and other expenses incurred to reinstate the Company to a current status with the state of Delaware. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 180 days from the date of issuance. As at June 30, 2019, the outstanding balance of the promissory note was $37,469 (2018 - $37,469, reflected as accounts payable accrued liabilities related party).

c)	As at June 30, 2019, the Company owed $2,250 (2018 – $nil) to a related party company controlled by the Chief Executive Officer of the Company for management fees, which consists of accounting and administrative services for which the Company is charged $4,500 on a monthly basis. The amount is unsecured, bears interest at 3% per annum, and due 360 days from the date of issuance.

d)	As at June 30, 2019, the Company owed $1,630 (2018 – $nil) to a related party for reimbursement of expenses paid by the related party on behalf of the Company related to the proposed C2C acquisition which did not occur. The amount is unsecured, bears interest at 3% per annum, and due 360 days from the date of issuance.

e)	As at June 30, 2019, the Company owed $262,197 (2018 – $nil) to a related party for reimbursement of compensation to employees and payroll services paid by the related party on behalf of the Company in connection with the C2C acquisition which did not occur. The amount is unsecured, bears interest at 3% per annum, and due 360 days from the date of issuance.

5.	Convertible Note Payable – Related Parties

As at June 30, 2019, the Company owed $1,875,000 (2018 – $1,615,000, reflected as accrued compensation) to the Chief Executive Officer of the Company for compensation. The amount is unsecured, bears interest at 3% per annum, due one year from the date of issuance. On June 30, 2019, the Company issued note agreement which included a conversion feature of the outstanding balance at $0.034 per share. As the conversion price was equal to the fair value of the common shares on the date of the agreement, there was no beneficial conversion feature.

During the year ended June 30, 2019, the Company incurred $260,000 (2018 - $60,000) in consulting fees to the Chief Executive Officer of the Company. At the time, the Company didn’t have a formal arrangement with the Chief Executive Officer for the payment of such.

6.	Common Shares

On May 7, 2019, the Company issued 1,000,000 common shares to a direct relative of the Chief Executive Officer for reimbursement of expenses. The fair value of the common stock issued was similar to that of the fair market value on the date of issuance.

7.	Related Party Transactions

As at June 30, 2019, the Company owed $417,133 (2018 - $nil) to related parties for reimbursement of various operating expenses, which has been recorded in accounts payable and accrued liabilities – related parties. This amount includes $27,000 of management fees, which consists of accounting and administrative services to Trucept Inc., a related party company controlled by the Chief Executive Officer of the Company. The management fee agreement calls for monthly payments of $4,500. The agreement is ongoing until terminated by either party.

See Notes 4, 5, 6 and 9 for additional related party transactions.

F-11

DALRADA FINANCIAL CORPORATION

Notes to the Consolidated Financial Statements

Years ended June 30, 2019 and 2018

8.	Income Taxes

We file income tax returns in the United States federal jurisdiction and in various state and local jurisdictions. In the normal course of business, we are subject to examination by taxing authorities. The tax years ending 2017 through 2019 remain subject to examination for federal tax purposes and remain subject to examination in significant state tax jurisdictions. The Company has yet to file their income tax return for the year ended June 30, 2019.

As of June 30, 2019, the Company had federal and state net operating loss carry forwards of $818,000 that may be offset against future taxable income which will begin to expire in 2038 through 2041.

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended June 30, 2019 and 2018 is as follows:

	2019	2018
Current:
Federal	$–	$–
State	–	–
Foreign	–	–
	–	–
Deferred:
Federal	(165,038)	(6,716)
State	(45,852)	(1,866)
	(210,890)	(8,582)
Valuation allowance	210,890	8,582
Total provision for income taxes	$–	$–

Deferred income taxes reflect the net tax effects of: (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes; and (b) operating loss and tax credit carry-forwards. We record net deferred tax assets to the extent we believe these assets will more likely than not be realized. In making such determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. Significant components of deferred tax assets as of June 30, 2019 and 2018 were as follows:

	2019	2018
Net Operating Loss Carryforwards	$219,472	$8,582
Gross Deferred Tax Assets	219,472	8,582

Valuation Allowance	(219,472)	(8,582)
Net Deferred Tax Assets	$–	$–

Reconciliation of the statutory federal income tax to the Company's effective tax:

The difference in the effective rate and the statutory rate is due to permanent differences, primarily deductibility of penalties and interest on accrued payroll tax liabilities and the gains related to the expiration of the statute of limitations for accrued payroll tax liabilities.

F-12

DALRADA FINANCIAL CORPORATION

Notes to the Consolidated Financial Statements

Years ended June 30, 2019 and 2018

9.	Commitments and Contingencies

(a)	On September 1, 2019, the Company, entered into a three-year lease agreement to lease a commercial building in Escondido, California. The building is owned by related party. Under the terms of the lease agreement, the Company is committed to the following minimum lease payments:

Fiscal year ended	$

June 30, 2020	12,804
June 30, 2021	17,457
June 30, 2022	17,980
June 30, 2023	18,112

Total minimum lease payments	66,353

10.	Subsequent Events

(a)	On July 1, 2019, the Company formalized an employment agreement with its Chief Executive Officer, which entitles him to compensation of three hundred and ninety-three thousand dollars ($393,000.00) per year. Annual increases will be up to 10% based performance criteria to be determined at a later date. He will be issued common stock of the Company sufficient to provide a 10% ownership position post reverse split which shares be maintained for a period of two years. In addition to all other benefits and compensation, he shall be eligible for a quarterly bonus of $47,000 based on if the Company achieves a net profit for that quarter.

(b)	On September 30, 2019, the Company issued a $131,265 promissory note to a related party for compensation paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

(c)	On September 30, 2019, the Company issued a $2,075 promissory note to a related party for reimbursement of expenses paid by the related party on behalf of the Company related to the proposed C2C acquisition which did not occur. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

(d)	On September 30, 2019, the Company issued a $3,375 promissory note to a related party company controlled by the Chief Executive Officer of the Company for management fees, which consists of accounting and administrative services. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

F-13

DALRADA FINANCIAL CORPORATION

Notes to the Consolidated Financial Statements

Years ended June 30, 2019 and 2018

(e)	On September 30, 2019, the Company issued a $36,370 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

(f)	On September 30, 2019, the Company issued a $1,865 promissory note to a related party for reimbursement of expenses paid by the related party on behalf of the Company related to the proposed C2C acquisition which did not occur. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

(g)	On September 30, 2019, the Company issued a $93,137 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

(h)	Likido Ltd. (HQ)

On December 6, 2019, Dalrada, via its wholly owned subsidiary, Dalrada Precision, acquired, by stock exchange agreement, one hundred percent of Likido Ltd. (HQ) in exchange of 6,118,000 shares of the Company’s common stock. Likido, a United Kingdom engineering-design company based in Edinburgh, Scotland. Likido is an international technology company, developing advanced solutions for the harvesting and recycling of energy. Using its novel, heat pump systems (patent pending), Likido is working to revolutionize the renewable energy sector with the provision of innovative modular process technologies to maximize the capture and reuse of thermal energy for integrated heating and cooling applications. With uses across industrial, commercial and residential sectors, Likido provides cost savings and the minimized carbon emissions across global supply chains. Likido's technologies enable the effective recovery and recycling of process energy, mitigating against climate change and enhancing quality of life through the provision of low-carbon heating and cooling systems. In connection with the purchase of Likido, the Company is obligated to fund operations for a total up to $600,000. Subsequent to June 30, 2019, the Company incurred research and development expenses of $260,000.

Management has evaluated all activity through January 30, 2020 and concluded that no subsequent events have occurred that would require recognition in these financial statements or disclosure in the notes to these financial statements, other than those disclosed.

F-14

INTERIM FINANCIAL STATEMENTS

The following tables set forth our most recent interim financial statements. Our unaudited quarterly results of operations data have been prepared on the same basis as our audited financial statements included elsewhere in this prospectus. In the opinion of management, the financial information set forth in the table below reflects all normal recurring adjustments necessary for the fair statement of results of operations for these periods in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results that may be expected in the future and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year. This data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

F-15

DALRADA FINANCIAL CORPORATION

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	June 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$104,093	$963
Accounts receivable, net	210,897	27,959
Other receivables	267,165	–
Inventories	239,273	18,768
Prepaid expenses and other current assets	109,610	–
Due from related party	124	–
Total current assets	931,162	47,690
Property and equipment, net	264,114	5,500
Goodwill	143,152	–
Right of use asset, net	112,116	–
Total assets	$1,450,544	$53,190

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$258,677	$25,250
Accrued liabilities	184,133	23,522
Accrued payroll taxes, penalties and interest	10,268,020	10,980,278
Accounts payable and accrued liabilities – related parties	363,274	479,512
Deferred revenue	180,745	–
Notes payable – related parties	2,483,844	305,272
Convertible notes payable – related party	1,875,000	1,875,000
Other current liabilities	63,512	–
Total current liabilities	15,677,205	13,688,834
Right of use liability	113,542	–
Total liabilities	15,790,747	13,688,834

Commitments and contingencies (Note 8)

Stockholders' (deficit):
Preferred stock, $0.01 par value, 100,000 shares authorized, 5,000 and no shares issued and outstanding at March 31, 2020 and June 30, 2019, respectively	50	–
Common stock, $0.005 par value, 1,000,000,000 shares authorized, 63,999,128 shares and 48,281,128 shares issued and outstanding at March 31, 2020 and June 30, 2019, respectively	319,996	241,406
Additional paid-in capital	91,709,595	91,086,179
Noncontrolling interests	51,936	–
Accumulated deficit	(106,423,939)	(104,963,229)
Accumulated other comprehensive income	2,159	–
Total stockholders' deficit	(14,340,203)	(13,635,644)
Total liabilities and stockholders' deficit	$1,450,544	$53,190

(The accompanying notes are an integral part of these condensed consolidated financial statements)

F-16

DALRADA FINANCIAL CORPORATION

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenues	$292,418	$34,407	$341,901	$34,407
Revenues - related party	58,906	–	58,906	–
Total revenues	351,324	34,407	400,807	34,407
Cost of revenue	185,902	9,955	200,006	9,955
Gross profit	165,422	24,452	200,801	24,452

Operating expenses:
Selling, general and administrative	824,506	192,913	1,688,792	352,092
Research and development	177,874	–	449,809	–
Expenses incurred on terminated acquisition	(355)	58,362	169,904	167,220
Total operating expenses	1,002,025	251,275	2,308,505	519,312
Loss from operations	(836,603)	(226,823)	(2,107,704)	(494,860)

Other income (expense):
Interest expense	(219,483)	(213,381)	(653,078)	(637,749)
Gain on expiration of accrued tax liability	–	2,243,523	1,276,837	2,243,523
Gain (loss) on foreign exchange	16,583	–	12,171	–
Total other income (expenses)	(202,900)	2,030,142	635,930	1,605,774
Net income (loss) before taxes	(1,039,503)	1,803,319	(1,471,774)	1,110,914
Income taxes	–	–	–	–
Net income (loss)	(1,039,503)	1,803,319	(1,471,774)	1,110,914
Net income (loss) attributable to nonontrolling interests	(11,064)	–	(11,064)	–
Net income (loss) attributable to Dalrada Financial Corporation stockholders	$(1,028,439)	$1,803,319	$(1,460,710)	$1,110,914

Foreign currency translation	59	–	2,159	–
Comprehensive income (loss)	$(1,039,444)	$1,803,319	$(1,469,615)	$1,110,914

Net income (loss) per common share to Dalrada stockholders - basic	$(0.02)	$0.04	$(0.03)	$0.02
Net income (loss) per common share to Dalrada stockholders - diluted	$(0.02)	$0.02	$(0.03)	$0.01

Weighted average common shares outstanding — basic	60,737,965	47,281,128	55,897,598	47,281,128
Weighted average common shares outstanding — diluted	60,737,965	98,604,657	55,897,598	96,678,938

(The accompanying notes are an integral part of these condensed consolidated financial statements)

F-17

DALRADA FINANCIAL CORPORATION

Condensed Consolidated Statements of Stockholders’ Deficit

(unaudited)

								Accumulated
					Additional			Other	Total
	Preferred Stock		Common Stock		Paid-in	Noncontrolling	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Interests	Deficit	Income	Deficit

Balance at June 30, 2018	–	$–	47,281,128	$236,406	$91,052,594	$–	$(104,291,857)	$–	$(13,002,857)
Net loss	–	–	–	–	–	–	(333,016)	–	(333,016)
Balance at September 30, 2018	–	–	47,281,128	236,406	91,052,594	–	(104,624,873)	–	(13,335,873)
Net loss	–	–	–	–	–	–	(359,389)	–	(359,389)
Balance at December 31, 2018	–	–	47,281,128	236,406	91,052,594	–	(104,984,262)	–	(13,695,262)
Net income	–	–	–	–	–	–	1,803,319	–	1,803,319
Balance at March 31, 2019	–	$–	47,281,128	$236,406	$91,052,594	$–	$(103,180,943)	$–	$(11,891,943)

Balance at June 30, 2019	–	$–	48,281,128	$241,406	$91,086,179	$–	$(104,963,229)	$–	$(13,635,644)
Net loss	–	–	–	–	–	–	(620,731)	–	(620,731)
Balance at September 30, 2019	–	–	48,281,128	241,406	91,086,179	–	(105,583,960)	–	(14,256,375)
Conversion of related party payable to preferred stock	5,000	50	–	–	120	–	–	–	170
Common stock issued pursuant to business combination	–	–	6,118,000	30,590	243,496	–	–	–	274,086
Net income	–	–	–	–	–	–	188,460	–	188,460
Foreign currency translation	–	–	–	–	–	–	–	2,100	2,100
Balance at December 31, 2019	5,000	50	54,399,128	271,996	91,329,795	–	(105,395,500)	2,100	(13,791,559)
Common stock issued pursuant to acquisitions	–	–	6,600,000	33,000	222,000	63,000	–	–	318,000
Common stock issued for services	–	–	3,000,000	15,000	157,800	–	–	–	172,800
Net loss	–	–	–	–	–	(11,064)	(1,028,439)	–	(1,039,503)
Foreign currency translation	–	–	–	–	–	–	–	59	59
Balance at March 31, 2020	5,000	$50	63,999,128	$319,996	$91,709,595	$51,936	$(106,423,939)	$2,159	$(14,340,203)

(The accompanying notes are an integral part of these condensed consolidated financial statements)

F-18

DALRADA FINANCIAL CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(1,471,774)	$1,110,914
Adjustments to reconcile net loss to net cash used in operating activities:
Research and development expenses associated with asset acquisition	92,083	–
Common stock issued for services	172,800	–
Changes in operating assets and liabilities:
Accounts receivable	(25,394)	(31,186)
Other receivables	(108,779)	–
Inventories	(110,443)	–
Prepaid expenses and deposits	(54,905)	(50,000)
Accounts payable	107,015	41,262
Related party advances	87,134	176,011
Accrued liabilities	38,918	157,531
Accrued payroll taxes	(712,258)	(1,605,774)
Other current liabilities	42,765	–
Net cash used in operating activities	(1,942,838)	(201,242)
Cash flows from investing activities:
Cash acquired pursuant to business combinations	234,261	–
Purchase of property and equipment	(160,515)	(5,500)
Net cash provided by (used in) investing activities	73,744	(5,500)
Cash flows from financing activities:
Proceeds from related party notes payable	1,975,200	204,689
Net cash provided by financing activities	1,975,200	204,689
Net increase (decrease) in cash and cash equivalents	106,106	(2,053)
Effect of exchange rate changes on cash	(2,976)	–
Cash at beginning of period	963	5,486
Cash at end of period	$104,093	$3,433

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$–	$–

Supplemental disclosure of non-cash investing and financing activities:
Common stock issued pursuant to business combinations	$436,086	$–
Fair value of assets acquired and liabilities assumed in acquisitions	$355,934	$–
Fair value of noncontrolling interest acquired in acquisition	$63,000	$–
Transfer of related party advances to related party notes payable	$37,469	$–
Conversion of accounts payable - related parties to preferred stock	$170	$–

(The accompanying notes are an integral part of these condensed consolidated financial statements)

F-19

DALRADA FINANCIAL CORPORATION

Notes to the Condensed Consolidated Financial Statements

(unaudited)

1.	Organization and Nature of Operations

Dalrada Financial Corporation (the “Company”) was incorporated in September 1982 under the laws of the State of California, and reincorporated in May 1983 under the laws of the State of Delaware.

In June 2018, the Company created a new subsidiary, Dalrada Precision Corp. (“Dalrada Precision”), a mechanical contract provider. It extends the client’s engineering and operations team by helping devise bespoke manufacturing solutions tailored to its products. Dalrada Precision can enter at any stage of the product lifecycle from concept and design to mass production and logistics. In October 2018, the Company created a new subsidiary, Dalrada Health Products Corp (“Dalrada Health”). Dalrada Health will partner with client companies for the distribution of medical disposables, hospital equipment and furniture, medical devices, laboratory and dental products. In May 2019, Dalrada Health acquired a new subsidiary, C2C Life Sciences, Inc. (“C2C”). On November 1, 2019, the acquisition was rescinded, as the Company never gained control over C2C. Such costs incurred in connection with this rescinded acquisition, have been reflected in these condensed consolidated financial statements as expenses incurred on terminated acquisition.

On December 6, 2019, Dalrada, via its wholly owned subsidiary, Dalrada Precision, acquired, by stock exchange agreement, 100% of Likido Ltd. (HQ) (“Likido”) in exchange of 6,118,000 shares of the Company’s common stock. Likido, a United Kingdom engineering-design company, is based in Edinburgh, Scotland. Likido is an international technology company developing advanced solutions for the harvesting and recycling of energy. Using its novel, heat pump systems (patent pending), Likido is working to revolutionize the renewable energy sector with the provision of innovative modular process technologies to maximize the capture and reuse of thermal energy for integrated heating and cooling applications. With uses across industrial, commercial and residential sectors, Likido provides cost savings and the minimized carbon emissions across global supply chains. Likido's technologies enable the effective recovery and recycling of process energy, mitigating against climate change and enhancing quality of life through the provision of low-carbon heating and cooling systems. In connection with the purchase of Likido, the Company is obligated to fund operations for a total up to $600,000 (see Note 3).

On January 9, 2020, Dalrada purchased seventy two percent (72%) of the issued and outstanding common equity shares of Prakat Solutions Inc. a Texas corporation, (“Prakat”). The purchase was made by means of a Stock Purchase Agreement (“SPA”). The consideration for the share purchase was three million six hundred thousand, (3,600,000) common equity shares of DFCO. Prakat has a wholly owned subsidiary based in India, Prakat Solutions Private Limited, which provides global customers with software and technology solutions specializing in Test Engineering, Accessibility Engineering, Product Engineering and Application Modernization. The Prakat India team provides end to end Product Engineering services across various domains, including – Banking & Financial Services, Telecom, Retail, Healthcare, Manufacturing, Legal and IT Infrastructure. Prakat India is an ISO 9001 Certified Company. The Company is still determining the impact of this transaction on the financial statements including the purchase price and the allocation of such (see Note 3).

The Company's principal executive offices are located at 600 La Terraza Blvd., Escondido, California 92025.

Going Concern

These condensed consolidated financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of March 31, 2020, the Company has a working capital deficit of $14,746,043 and an accumulated deficit of $106,423,939. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, related parties, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-20

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation

These condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

We have prepared the accompanying condensed consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These condensed consolidated financial statements are unaudited and, in our opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of our balance sheets, operating results, and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for fiscal year 2020. Certain information and footnote disclosures normally included in condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been omitted in accordance with the rules and regulations of the SEC. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes.

(b)	Principles of Consolidation

These condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Dalrada Precision, a company incorporated in the State of California, since June 25, 2018 (date of incorporation), Dalrada Health, a company incorporated in the State of California, since October 2, 2018 (date of incorporation) and Likido. All inter-company transactions and balances have been eliminated on consolidation.

(c)	Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of inventory, valuation of accrued payroll tax liabilities, valuation of acquired assets and liabilities, variables used in the computation of share-based compensation, and deferred income tax asset valuation allowances.

The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(d)	Revenue Recognition

The Company recognizes and accounts for revenue in accordance with ASC 606 as a principal on the sale of goods. Pursuant to ASC 606, revenue is measured based on a consideration specified in a contract with a customer, and excludes any sales incentives and amounts collected on behalf of third parties. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer.

F-21

The Company’s revenue is derived from the sales of its products, which represents net sales recorded in the Company’s condensed consolidated statements of operations. Product sales are recognized when performance obligations under the terms of the contract with the customer are satisfied. Typically, this would occur upon transfer of control, including passage of title to the customer and transfer of risk of loss related to those goods. The Company measures revenue as the amount of consideration to which it expects to be entitled in exchange for transferring goods (transaction price). The Company records reductions to revenue for estimated customer returns, allowances, markdowns and discounts. The Company bases its estimates on historical rates of customer returns and allowances as well as the specific identification of outstanding returns, markdowns and allowances that have not yet been received by the Company. The actual amount of customer returns and allowances is inherently uncertain and may differ from the Company’s estimates. If the Company determines that actual or expected returns or allowances are significantly higher or lower than the reserves it established, it would record a reduction or increase, as appropriate, to net sales in the period in which it makes such a determination. Reserves for returns, and markdowns are included within accrued expenses and other liabilities. Allowance and discounts are recorded in accounts receivable, net and the value of inventory associated with reserves for sales returns are included within prepaid expenses and other current assets on the condensed consolidated balance sheets.

The Company also earns revenue from engineering and consulting services from its Prakat subsidiary. These services are recognized when performance obligations have been satisfied and the services are complete. This is generally at a point of time upon written completion and client acceptance of the project, which represents transfer of control to the customer.

The following table presents revenue by type:

	Nine Months Ended
	March 31,
	2020	2019
Product sales	$155,054	$34,407
Engineering and consulting services - third parties	186,847	–
Engineering and consulting services - related party	58,906	–
Total revenue	$400,807	$34,407

(e)	Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

(f)	Business Combinations and Acquisitions

The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments, in the period in which they are determined, to the assets acquired and liabilities assumed with the corresponding offset to goodwill. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase.

F-22

(g)	Impairment of Long-Lived Assets

The Company reviews its long-lived assets (property and equipment) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows, undiscounted, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

Goodwill is tested annually at June 30 for impairment and upon the occurrence of certain events or substantive changes in circumstances.

The annual goodwill impairment test allows for the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An entity may choose to perform the qualitative assessment on none, some or all of its reporting units or an entity may bypass the qualitative assessment for any reporting unit and proceed directly to step one of the quantitative impairment test. If it is determined, on the basis of qualitative factors, that the fair value of a reporting unit is, more likely than not, less than its carrying value, the quantitative impairment test is required. The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. As of December 31, 2019, there were no qualitative factors that indicated goodwill was impaired.

(h)	Foreign Currency Translation

The functional currency of the Company is the United States dollar. The functional currency of the Likido subsidiary is the British pound. The financial statements of the Company’s subsidiary were translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters, using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Gains and losses arising on foreign currency denominated transactions are included in condensed consolidated statements of operations.

(i)	Comprehensive Income

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the condensed consolidated financial statements. During the period ended December 31, 2019, the Company’s only component of comprehensive income was foreign currency translation adjustments.

(j)	Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the periods using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the periods is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

The weighted average number of common stock equivalents related to convertible notes payable was not included in diluted loss per share, because the effects are antidilutive, for the three and nine months ended March 31, 2020. In accordance with ASC 260, “Earnings Per Share”, the following table reconciles basic shares outstanding to fully diluted shares outstanding for the three and nine months ended March 31, 2019:

	Three Months Ended	Nine Months Ended
	March 31, 2019	March 31, 2019
Weighted average number of common shares outstanding - Basic	47,281,128	47,281,128
Potentially dilutive common stock equivalents (convertible note payable - related party and accrued interest)	51,323,529	49,397,810
Weighted average number of common shares outstanding - Diluted	98,604,657	96,678,938

There were no adjustments to the numerator during the quarters ended March 31, 2020 and 2019.

F-23

(k)	Recent Accounting Pronouncements

In August 2018, the FASB issued guidance to improve the effectiveness of fair value measurement disclosures by removing or modifying certain disclosure requirements and adding other requirements. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. Certain amendments should be applied prospectively, while all other amendments should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of the new guidance.

In February 2018, the FASB issued guidance that permits the Company to reclassify disproportionate tax effects in accumulated other comprehensive income caused by the Tax Cuts and Jobs Act of 2017 to retained earnings. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of the new guidance.

In July 2017, the FASB issued ASU 2017-11 which simplifies the accounting for certain financial instruments with down round features. The new standard will reduce income statement volatility for companies that issue warrants and convertible instruments containing such features. The guidance is effective for fiscal years beginning after December 15, 2018 with early adoption permitted. The Company is currently evaluating the impact of the new guidance.

In June 2016, the FASB issued a new credit loss standard that replaces the incurred loss impairment methodology in current GAAP. The new impairment model requires immediate recognition of estimated credit losses expected to occur for most financial assets and certain other instruments. It is effective for annual reporting periods beginning after December 15, 2019 and interim periods within those annual periods, with early adoption permitted. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first effective reporting period. The Company is currently evaluating the impact of the new guidance.

In February 2016, the FASB issued new lease accounting guidance in ASU No. 2016-02, “Leases”. This new guidance was initiated as a joint project with the International Accounting Standards Board to simplify lease accounting and improve the quality of and comparability of financial information for users. This new guidance would eliminate the concept of off-balance sheet treatment for “operating leases” for lessees for the vast majority of lease contracts. Under ASU No. 2016-02, at inception, a lessee must classify all leases with a term of over one year as either finance or operating, with both classifications resulting in the recognition of a defined “right-of-use” asset and a lease liability on the balance sheet. Lessor accounting under ASU No. 2016-02 would be substantially unchanged from the previous lease requirements under GAAP. ASU No. 2016-02 will take effect for public companies in fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted and for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, lessees and lessors must apply a modified retrospective transition approach. The company adopted this standard in fiscal year 2020 and it had a material impact on the Company’s condensed consolidated financial statements due to lease agreement discussed in Note 7. The lease commenced October 1, 2019.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-24

3.	Business Combinations and Acquisition Likido

Effective December 6, 2019, the Company acquired 100% of the interests of Likido. In consideration for the acquisition, the Company issued 6,118,000 shares of its common stock at $0.0448 per share, or a total fair value of $274,086.

The Likido transaction was accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Company has determined preliminary fair values of the assets acquired and liabilities assumed. These values are subject to change as we perform additional reviews of our assumptions utilized. Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition. The goodwill is not deductible for tax purposes.

The Company has made a provisional allocation of the purchase price in regard to the acquisition related to the assets acquired and the liabilities assumed as of the purchase date. The following table summarizes the preliminary purchase price allocation:

Preliminary
Purchase Price
Allocation
Cash and cash equivalents	$172,362
Other receivables	36,196
Prepaid expenses and deposits	10,000
Inventories	110,062
Due from related party	131
Property and equipment, net	80,348
Goodwill	143,152
Accounts payable	(92,799)
Accrued liabilities	(7,651)
Deferred revenue	(177,715)
Purchase price consideration	$274,086

The Company has not completed the valuations necessary to finalize the acquisition fair values of the assets acquired and liabilities assumed and related allocation of purchase price of the Likido acquisition. Once the valuation process is finalized, there could be changes to the reported values of the assets acquired and liabilities assumed, including goodwill and identifiable intangible assets and those changes could differ materially from what is presented above.

Prakat

Effective January 9, 2020, the Company acquired 72% of the common equity shares of Prakat. In consideration for the acquisition, the Company issued 3,600,000 shares of its common stock at $0.0450 per share, or a total fair value of $162,000.

F-25

The Prakat transaction was accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Company has determined preliminary fair values of the assets acquired, liabilities assumed and the fair value of the noncontrolling interests. These values are subject to change as we perform additional reviews of our assumptions utilized. Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition. The goodwill is not deductible for tax purposes.

The Company has made a provisional allocation of the purchase price in regard to the acquisition related to the assets acquired, liabilities assumed and noncontrolling interests as of the purchase date. The following table summarizes the preliminary purchase price allocation:

Preliminary Purchase Price Allocation
Cash and cash equivalents	$61,899
Accounts receivable, net	157,544
Other receivables	122,190
Prepaid expenses and other current assets	44,573
Property and equipment, net	7,189
Accounts payable	(33,614)
Accrued liabilities	(114,212)
Other current liabilities	(20,569)
Noncontrolling interests	(63,000)
Purchase price consideration	$162,000

The Company has not completed the valuations necessary to finalize the acquisition fair values of the assets acquired and liabilities assumed and related allocation of purchase price of the Prakat acquisition. Once the valuation process is finalized, there could be changes to the reported values of the assets acquired and liabilities assumed, including goodwill and identifiable intangible assets and those changes could differ materially from what is presented above.

Shark

On March 23, 2020, the Company entered into a Stock Purchase Agreement to acquire Shark Innovative Technologies Corp. (“Shark”). The Company acquired all of the issued and outstanding common shares, including business plans and access to contacts of Shark. In consideration for the acquisition, the Company issued 3,000,000 shares of its common stock at $0.0310 per share, or a total fair value of $93,000.

F-26

The Company evaluated the acquisition of the purchased assets under ASC 805 and concluded that as substantially all of the fair value of the gross assets acquired is concentrated in an identifiable group of similar assets, the transaction did not meet the requirements to be accounted for as a business combination and therefore was accounted for as an asset acquisition. The purchase price of the Shark assets are as follows:

Cash and cash equivalents	$917
Research and development	92,083
Purchase price consideration	$93,000

The acquired research and development was recorded as an expense in the consolidated statements of operations.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information presents the Company’s financial results as if the Likido and Prakat’s acquisitions had occurred as of July 1, 2018. The unaudited pro forma financial information is not necessarily indicative of what the financial results actually would have been had the acquisition been completed on this date. In addition, the unaudited pro forma financial information is not indicative of, nor does it purport to project the Company’s future financial results. The pro forma information does not give effect to any estimated and potential cost savings or other operating efficiencies that could result from the acquisitions:

	Nine Months Ended
	March 31,
	2020	2019
Revenues	$1,094,860	$1,147,123
Net income (loss) attributable to Dalrada	$(1,363,426)	$1,493,306
Net income (loss) per common share	$(0.02)	$0.03

4.	Accrued Payroll Taxes

As of March 31, 2020, and June 30, 2019, the Company had $10,268,020 and $10,980,278, respectively, of accrued payroll taxes, penalties and interest relating to calendar years 2004 - 2007. The total balance for accrued payroll taxes has accumulated on a quarterly basis beginning on their respective quarterly filing dates. Accrued interest is compounded daily at an estimated effective interest rate of 7.33%. The quarterly sub-totals that make up the $10,268,020 balance have a calculated expiration date of 10 years according to the Internal Revenue Service statute of limitations. As the tax periods surpass their estimated expiration date, the Company removes the liability from the condensed consolidated balance sheets, and an equivalent amount is recognized as “Gain on expiration of accrued payroll taxes” within other income on the condensed consolidated statements of operations. For the nine months ended March 31, 2020 and 2019, the Company recognized $564,479 and $637,749, respectively, of penalties and interest within interest expense on the condensed consolidated statements of operations. For the nine months ended March 31, 2020 and 2019, the Company recognized $1,276,837 and $2,243,523, respectively, within “Gain on expiration of accrued payroll taxes” as a result of quarterly tax liabilities that expired during the fiscal periods The amount owing may be subject to additional late filing fees and penalties that are not quantifiable as of the date of these condensed consolidated financial statements. In addition, the Company periodically reviews the historical filings in determining if the statute has been paused or extended by the Internal Revenue Service.

F-27

5.	Notes Payable – Related Parties

a)       During the year ended June 30, 2019, the Company issued a $38,615 promissory note to a related party for compensation paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $38,615 and the accrued interest is $869.

b)       During the year ended June 30, 2019, the Company issued a $37,469 promissory note to a related party for legal services and other expenses incurred to reinstate the Company to a current status with the state of Delaware. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $37,469 and the accrued interest is $843.

c)       As of June 30, 2019, the Company owed $2,250 to a related party company controlled by the Chief Executive Officer of the Company for management fees, which consists of accounting and administrative services. The Company is charged $4,500 on a monthly basis, $1,125 of which is allocated each month to Dalrada Health Products. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $2,250 and the accrued interest is $51.

d)       As of June 30, 2019, the Company owed $1,630 to a related party for reimbursement of expenses paid by the related party on behalf of the Company related to the proposed C2C acquisition which did not occur. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $1,630 and the accrued interest is $37.

e)       As of June 30, 2019, the Company owed $262,197 to a related party for reimbursement of compensation to employees and payroll services paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $262,197 and the accrued interest is $5,899.

f)       On September 30, 2019, the Company issued a $131,265 promissory note to a related party for reimbursement of compensation to employees and payroll services paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $131,265 and the accrued interest is $1,969.

g)       On September 30, 2019, the Company issued a $2,075 promissory note to a related party for reimbursement of expenses paid by the related party on behalf of the Company related to the proposed C2C acquisition which did not occur. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $2,075 and the accrued interest is $31.

h)      On September 30, 2019, the Company issued a $3,375 promissory note to a related party company controlled by the Chief Executive Officer of the Company for management fees, which consists of accounting and administrative services for which the Company is charged $1,125 on a monthly basis. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $3,375 and the accrued interest is $51.

i)       On September 30, 2019, the Company issued a $36,370 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $36,370 and the accrued interest is $546.

F-28

j)       On September 30, 2019, the Company issued a $1,865 promissory note to a related party for reimbursement of expenses paid by the related party on behalf of the Company related to the proposed C2C acquisition which did not occur. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $1,865 and the accrued interest is $42.

k)       On September 30, 2019, the Company issued a $93,137 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $93,137 and the accrued interest is $1,397.

l)       On December 31, 2019, the Company issued a $18,669 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $18,669 and the accrued interest is $140.

m)       On December 31, 2019, the Company issued a $16,165 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $16,165 and the accrued interest is $121.

n)       On December 31, 2019, the Company issued a $1,125 promissory note to a related party company controlled by the Chief Executive Officer of the Company for management fees, which consists of accounting and administrative services. The Company is charged $4,500 on a monthly basis, $1,125 of which is allocated each month to Dalrada Health Products. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $1,125 and the accrued interest is $8.

o)       On December 31, 2019, the Company issued a $152,282 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for medical device listing fees, computer software, travel expenses, and professional consultant services Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $152,282 and the accrued interest is $1,142.

p)       On December 31, 2019, the Company issued a $5,270 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $5,270 and the accrued interest is $40.

q)       On December 31, 2019, the Company issued a $720,914 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. As of March 31, 2020, the outstanding principal balance of the promissory note was $720,914 and the accrued interest is $5,407.

r)       On March 31, 2020, the Company issued a $233,886 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

F-29

s)       On March 31, 2020, the Company issued a $1,120 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

t)       On March 31, 2020, the Company issued a $175,742 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

u)       On March 31, 2020, the Company issued a $14,655 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

v)       On March 31, 2020, the Company issued a $1,165 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

w)       On March 31, 2020, the Company issued a $417,996 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

x)       On March 31, 2020, the Company issued a $79,866 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

y)       On March 31, 2020, the Company issued a $55,868 promissory note to a related party for reimbursement of operating expenses paid by the related party on behalf of the Company. Funds were used for travel expenses, professional consultant services, software, international shipping charges, and office supplies Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance.

6.	Convertible Note Payable – Related Parties

As of June 30, 2019, the Company issued a convertible note for $1,875,000 to the Chief Executive Officer of the Company for compensation. Under the terms of the note, the amount due is unsecured, bears interest at 3% per annum, and is due 360 days from the date of issuance. On June 30, 2019, the Company issued note agreement which included a conversion feature of the outstanding balance at $0.034 per share. As the conversion price was equal to the fair value of the common shares on the date of the agreement, there was no beneficial conversion feature. As of March 31, 2020, the outstanding principal balance of the promissory note was $1,875,000 and the accrued interest is $42,758.

F-30

7.	Related Party Transactions

As of March 31, 2020, and June 30, 2019, the Company owed $363,274 and $479,512 respectively to related parties for reimbursement of various operating expenses, which has been recorded in accounts payable and accrued liabilities – related parties. This amount includes $54,000 of management fees, which consists of accounting and administrative services to Trucept Inc., a related party company controlled by the Chief Executive Officer of the Company. The management fee agreement calls for monthly payments of $4,500. The agreement is ongoing until terminated by either party.

During the three months end March 31, 2020, the Company’s Prakat subsidiary recorded revenues of $58,906 for engineering and consulting services provided to Trucept.

In November 2019, the Chief Executive Officer converted $170 in amounts owed from the Company into 5,000 shares of Series F Super Preferred Stock.

On July 1, 2019, the Company formalized an employment agreement with its Chief Executive Officer, which entitles him to compensation of three hundred and ninety-three thousand dollars ($393,000) per year. Annual increases will be up to 10% based performance criteria to be determined at a later date. He will be issued common stock of the Company sufficient to provide a 10% ownership position post reverse split which shares be maintained for a period of two years. In addition to all other benefits and compensation, he shall be eligible for a quarterly bonus of $47,000 based on if the Company achieves a net profit for that quarter. As of March 31, 2020, the Company had $294,750 accrued within accounts payable and accrued liabilities – related parties.

On January 6, 2020, the Directors affirmed and ratified the final agreement of the employment terms of Fawad Nisar as the Chief Operating Officer of Dalrada Financial Corp. The Company and Mr. Nisar have agreed in the Employment Terms, to, among other items, the issuance, as consideration for his accepting the position of COO of the Company, of 3,000,000 shares of the Company’s common stock. The fair value of $172,800 is included in selling, general and administrative expenses in the consolidated statements of operations.

See Notes 5 and 6 for additional related party transactions.

8.	Preferred Stock

The Company has 100,000 shares authorized of Series F Super Preferred Stock, par value, $0.01, of which 5,000 shares (at a fair value of $170) were issued to the CEO as of December 31, 2019. Each share of Series F Super Preferred Stock entitles the holder to the greater of (i) one hundred thousand votes for each share of Series F Super Preferred Stock, or (ii) the number of votes equal to the number of all outstanding shares of Common Stock, plus one additional vote such that the holders of Series F Super Preferred Stock shall always constitute a majority of the voting rights of the Corporation. In any vote or action of the holders of the Series F Super Preferred Stock voting together as a separate class required by law, each share of issued and outstanding Series F Super Preferred Stock shall entitle the holder thereof to one vote per share. The holders of Series F Super Preferred Stock shall vote together with the shares of Common Stock as one class.

9.	Commitments and Contingencies

Lease Commitments

The Company determines if an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys to the Company the right to control the use of an explicitly or implicitly identified fixed asset for a period of time in exchange for consideration. Control of an underlying asset is conveyed to the Company if the Company obtains the rights to direct the use of and to obtain substantially all of the economic benefits from using the underlying asset. The Company has lease agreements which include lease and non-lease components, which the Company has elected to account for as a single lease component for all classes of underlying assets. Lease expense for variable lease components are recognized when the obligation is probable.

F-31

Operating lease right of use (“ROU”) assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Operating lease payments are recognized as lease expense on a straight-line basis over the lease term. The Company primarily leases buildings (real estate) which are classified as operating leases. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As an implicit interest rate is not readily determinable in the Company's leases, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments.

The lease term for all of the Company's leases includes the non-cancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor. Options for lease renewals have been excluded from the lease term (and lease liability) for the majority of the Company's leases as the reasonably certain threshold is not met.

Lease payments included in the measurement of the lease liability are comprised of fixed payments, variable payments that depend on index or rate, and amounts probable to be payable under the exercise of the Company option to purchase the underlying asset if reasonably certain.

Variable lease payments not dependent on a rate or index associated with the Company's leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed as probable. Variable lease payments are presented as operating expenses in the Company's income statement in the same line item as expense arising from fixed lease payments. As of and during the nine months ended March 31, 2020, management determined that there were no variable lease costs.

Right of Use Asset

In September 2019, the Company entered into a three-year lease agreement to lease a commercial building in Escondido, California. The building is owned by a related party. The Company recognized a right of use asset and liability of $132,860 and used an effective borrowing rate of 3% within the calculation. The lease agreements mature in September 2022. Minimum remaining rental payments in 2020, 2021 and 2022 are $34,109, $46,726 and $35,827, respectively, and the imputed interest is $6,316.

10.	Subsequent Events

On July 1, 2020 the Company converted a promissory note dated December 31, 2018 of $40,052 principal and interest owed TIPP Investments LLC at $0.01 per share, or 3,965,614 restricted shares of Dalrada common stock. Management expects to record the difference in fair value of shares issued vs conversion price as interest expense in the fourth quarter fiscal 2020.

On July 8, 2020 the company issued 500,000 shares of Dalrada common stock to a consultant pursuant to a September 12, 2019 consulting agreement which was amended on January 9, 2020. Management has evaluated all activity through August 5, 2020, and concluded that no subsequent events, other than those disclosed, have occurred that would require recognition in these financial statements or disclosure in the notes to these financial statements.

Management has evaluated all activity through August 5, 2020 and concluded that no subsequent events have occurred that would require recognition in these financial statements or disclosure in the notes to these financial statements, other than those disclosed.

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PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering (assuming all shares are sold) are as follows:

SEC Registration Fee	$500
Auditor Fees	5,000
Legal Fees	25,000
EDGAR Fees	3,000
Transfer Agent Fees	1,000
Miscellaneous	5,000
TOTAL	$39,500

(1) All amounts are estimates.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Dalrada Financial Corporation Bylaws allow for the indemnification of the Officer and/or Director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the Director, Officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a Director, Officer and/or person controlling Dalrada Financial Corporation we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding all unregistered securities sold by us within the past three years.

Common Stock:

Effective December 6, 2019, the Company acquired 100% of the interests of Likido. In consideration for the acquisition, the Company issued 6,118,000 shares of its common stock at $0.0448 per share, or a total fair value of $274,086.

On January 6, 2020 the Company issued Fawad Nisar, the Chief Operating Officer, Three Million (3,000,000) common shares of the Company’s common stock pursuant to his employment agreement.

Effective January 9, 2020, the Company acquired 72% of the common equity shares of Prakat. In consideration for the acquisition, the Company issued 3,600,000 shares of its common stock at $0.0450 per share, or a total fair value of $162,000.

II-1

On March 23, 2020, the Company entered into a Stock Purchase Agreement to acquire Shark Innovative Technologies Corp. (“Shark”). The Company acquired all of the issued and outstanding common shares, including business plans and access to contacts of Shark. In consideration for the acquisition, the Company issued 3,000,000 shares of its common stock at $0.0310 per share, or a total fair value of $93,000.

On July 1, 2020 the Company converted a promissory note dated December 31, 2018 of $40,052 principal and interest owed TIPP Investments LLC at $0.01 per share, or 3,965,614 restricted shares of Dalrada common stock.

On July 8, 2020 the company issued 500,000 shares of Dalrada common stock to a consultant pursuant to a consulting agreement.

Preferred Stock:

On November 22, 2019, Brian Bonar was issued 5,000 shares of its Series F Super Preferred Stock pursuant to its Certificate of Designation filed as of November 8, 2019 with the designations and number thereof, powers, preferences, rights, qualifications, limitations and restrictions in exchange for $170.00 of debt.

EXHIBITS

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant - Delaware

3.2	Articles of Incorporation – Wyoming

3.3	Certificate of Designation

3.4	Bylaws of the Registrant

5.1	Opinion of Fletcher Robbe International Attorneys at Law

10.1	Employee ESPP Plan

10.2	Employment Agreement between the Company and the Chief Executive Officer

10.3	Acquisition Agreement between the Company and Likido Limited

10.4	Acquisition Agreement between the Company and Prakat Inc.

10.5	Acquisition Agreement between the Company and Shark Innovative Technologies Corp.

23.1	Consent of dbbmckennon

23.2	Consent of Fletcher Robbe International Attorneys at Law (contained in exhibit 5.1)

II-2

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 383(b) (ss.230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

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(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Directors, Officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, Officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 5, 2020.

DALRADA FINANCIAL CORPATION

By:	/s/ Brian Bonar
Name:	Brian Bonar
Title:	Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Person	Capacity	Date

/s/ Brian Bonar	Chief Executive Officer	August 5, 2020
Brian Bonar	(Principal Executive Officer
and Principal financial
Officer)

/s/ Pauline Gourdie	Director	August 5, 2020
Pauline Gourdie

/s/ Brian Kendrick	Director	August 5, 2020
Brian Kendrick

/s/ Fletcher A. Robbe	Director	August 5, 2020
Fletcher A. Robbe

/s/ Fawad Nisar	Director	August 5, 2020
Fawad Nisar

/s/ Harvey Hershkowitz	Director	August 5, 2020
Harvey Hershkowitz

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